UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

VSE Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[x]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Annual Meeting of Stockholders and Proxy Statement

March 24, 2022

VSE Corporation Stockholders:

We cordially invite you to attend the annual meeting of stockholders of VSE Corporation (“VSE” or the “Company”) to be held on Wednesday, May 4, 2022, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via a live audio webcast (the “Annual Meeting”). Due to the ongoing COVID-19 pandemic we will not be conducting an in-person meeting this year. You can access the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/VSEC2022. The virtual meeting has been designed to provide the same rights to participate as an in-person meeting.

Proxy materials are available over the Internet. You may read, print and download our 2021 Annual Report to Stockholders (the “Annual Report”), this Proxy Statement (this “2022 Proxy Statement”) and our proxy card at www.proxyvote.com. You will need your unique 16-digit control number which appears on the Notice of the Annual Meeting and Internet availability of proxy materials (the “Notice”) to access the Annual Meeting materials. You may vote your VSE common stock by internet, regular mail or virtually during the Annual Meeting. In-person voting will not be available. Instructions regarding the various methods of voting are contained in this 2022 Proxy Statement, as well as in the Notice and on the proxy card that will accompany the Notice.

The proxy materials describe the business to be transacted at the Annual Meeting. Included in the proxy materials is the Annual Report containing detailed information concerning the Company’s operations, financial condition and operating performance.

The business to be conducted at the Annual Meeting consists of (1) the election of nine directors; (2) the approval of an amendment (the “Amendment”) to VSE's Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares; (3) the ratification of the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2022; (4) the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and (5) to transact any other business that may properly come before the Annual Meeting, or any adjournment thereof.

VSE's Board of Directors unanimously recommends a vote (1) "FOR" the election of each of the nine director nominees; (2) "FOR" the approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares; (3) "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022; and (4) "FOR" the approval by a non-binding advisory vote of our named executive officer compensation. Your vote is important. Please vote your VSE common stock now, as it will ensure that your vote is properly counted.

We thank you for your support and look forward to your participation in the Annual Meeting.

Sincerely,
VSE CORPORATION

Gen. Ralph "Ed" Eberhart
Chair of the Board

VSE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2022

March 24, 2022

To the Stockholders of VSE Corporation:

Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), will be held on Wednesday, May 4, 2022, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via live audio webcast, for the following purposes (the “Annual Meeting”):

1.	To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve an amendment to VSE's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares;
3.	To ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2022;
4.	To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
Only record holders of VSE common stock as of the close of business on March 10, 2022 will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting and at any adjournment thereof will be open to examination by any stockholder during the 10 days prior to the Annual Meeting by appointment only.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 4, 2022

This 2022 Proxy Statement and our 2021 Annual Report to Stockholders (the “Annual Report”) are available at www.proxyvote.com. You will need your unique 16-digit control number which appears on the Notice to access the Annual Meeting materials. The Annual Report, which contains the Company’s consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

The proxy materials and the accompanying proxy card are first being made available to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about March 24, 2022.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, THE INTERNET OR DURING THE ANNUAL MEETING, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE THE OPTIONS AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT VIRTUALLY AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY PRIOR TO HIS OR HER SHARES BEING VOTED BY VOTING PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors
Farinaz S. Tehrani, Secretary

Hedging and Pledging Policy	38

Compensation and Human Resources Committee Report	39

Executive Compensation: Compensation Tables	40

2021 Summary Compensation Table	40

2021 Grants of Plan-Based Awards Table	42

Outstanding Equity Awards at 2021 Fiscal Year End Table	43

2021 Option Exercises and Stock Vested	44

2021 Pension Benefits	45

2021 Non-Qualified Deferred Compensation	45

Potential Payments upon Termination or Change in Control	46

Pay Ratio Disclosure	51

Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation	52

Security Ownership of Certain Beneficial Owners and Management	53

Stockholder Proposals	54

Other Matters	54

VSE CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on May 4, 2022

ABOUT THE 2022 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING

This Proxy Statement (this “2022 Proxy Statement”) is being furnished to the stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), in connection with the solicitation of proxies by VSE’s Board of Directors (the “Board”) for use at the Annual Meeting of VSE’s stockholders to be held on Wednesday, May 4, 2022, commencing at 10:00 a.m., Eastern Daylight Time (the "Annual Meeting"). The Annual Meeting will be a virtual meeting via live audio webcast for the purposes specified in the accompanying Notice of Annual Meeting.

The mailing address of VSE’s principal executive office is 6348 Walker Lane, Alexandria, Virginia 22310-3226. VSE’s telephone number is (703) 960-4600. The proxy materials and the accompanying proxy card are first being made available to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about March 24, 2022. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to our 2021 Annual Report to Stockholders (the “Annual Report”) and this 2022 Proxy Statement on the Internet, which are both available at www.proxyvote.com. You will need your unique 16-digit control number which appears on the Notice to access the Annual Meeting materials.

The close of business on March 10, 2022 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE’s outstanding common stock, par value $.05 per share (“Stock”), as of the close of business on March 10, 2022, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether the quorum requirement is satisfied. A proxy submitted by a broker that is not voted is called a broker non-vote.

As of the close of business on March 10, 2022, there were 12,737,859 shares of Stock outstanding and approximately 220 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 10, 2022, on all matters that may be submitted to the stockholders at the Annual Meeting. All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. Please note that stockholders will need their unique 16-digit control number which appears on their Notice of the Annual Meeting and Internet availability of proxy materials (the “Notice”), the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to attend, vote shares or ask questions prior to or at the Annual Meeting. If you are a beneficial owner and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

Matters for Stockholders to Consider

As discussed in more detail below, the purpose of the Annual Meeting is (1) to vote for the election of nine directors to the Board; (2) to approve an amendment (the “Amendment”) to VSE's Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares; (3) to ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2022; (4) to approve, on a non-binding advisory basis, the compensation of our named executive officers; and (5) to transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.

As of the date of this 2022 Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are the Chairman of the Board and VSE’s Corporate Secretary.

Recommendations of the Board

The Board recommends a vote:

1.“FOR” the election of each of the nine director nominees named in this 2022 Proxy Statement;

2."FOR" approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares;

3."FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

4.“FOR” the approval by a non-binding advisory vote of our named executive officer compensation.

Vote Required

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares requires the affirmative vote of a majority of the Stock outstanding on the record date. Abstentions will have the same effect as a vote against the proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial holder not provide voting instructions. For that reason, if you are a beneficial holder and you wish to vote "for," "against" or "abstain" from this proposal, you will have to provide your broker with such an instruction. Otherwise, your broker will vote in its discretion.

The approval of the non-binding advisory vote to approve the Company’s named executive officer compensation requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the advisory vote. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this advisory vote are not binding on the Board.

How to Vote

You will not receive a printed copy of this 2022 Proxy Statement or the Annual Report in the mail unless you request a printed copy. As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering this 2022 Proxy Statement and the Annual Report via the Internet. On or about March 24, 2021, we are mailing to our stockholders the Notice and accompanying proxy card containing instructions on how to access this 2022 Proxy Statement and the Annual Report and authorize a proxy to vote their shares of Stock. If you wish to request a printed copy of this 2022 Proxy Statement and the Annual Report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot.

You may read, print and download the Annual Report, this 2022 Proxy Statement and our proxy card at www.proxyvote.com. using your unique 16-digit control number which appears on the Notice. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your Stock by Internet, by regular mail, or virtually during the Annual Meeting. Each of these voting options is described in the Notice and our proxy card.

You should complete and return your proxy card, or vote using the Internet voting option, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated the Chair of the Board, Gen. Ralph E. Eberhart, and VSE’s Corporate Secretary, Farinaz S. Tehrani, as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your Stock will be voted in accordance with your instructions.

Additionally, you may vote during the Annual Meeting by logging into the meeting website atwww.virtualshareholdermeeting.com/VSEC2022, using the 16‐digit control number included on your Notice, and following the instructions provided on the website. Stock held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Stock for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your stock in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, including approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors and the advisory vote to approve the compensation of our named executive officers are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting without instructions. Therefore, there may be broker non-votes on these non-routine proposals, which will have no effect on the outcome of such proposals.

Revocation of Proxies

A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting may cancel a previously given proxy by voting during the meeting whether or not the proxy has been revoked in writing.

COMPANY OVERVIEW AND FINANCIAL HIGHLIGHTS

About VSE Corporation

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets supporting commercial and government markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services.

2021 Financial Highlights

The financial highlights set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 of the 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Consolidated Financial Statements and detailed notes included in such Annual Report.

(in thousands, except per share data)

	Years ended December 31,
	2021	2020	2019	2018	2017

Revenues	750,853	$661,659	$752,627	$697,218	$760,113

Net income (loss) (1)	$7,966	$(5,171)	$37,024	$35,080	$39,096

Basic earnings per share:
Net income (loss) (1)	$0.63	$(0.47)	$3.38	$3.23	$3.61

Diluted earnings per share:
Net income (loss) (1)	$0.63	$(0.47)	$3.35	$3.21	$3.60

Cash dividends per common share	0.37	$0.36	$0.35	$0.31	$0.270
(1) Net income and basic and diluted earnings per share prior to 2017 were not impacted by the Tax Cuts and Jobs Act.

	As of December 31,
	2021	2020	2019	2018	2017

Working capital	$284,029	$215,729	$191,158	$176,342	$134,563

Total assets	$918,558	$780,081	$845,864	$638,828	$629,013

Long-term debt	$270,407	$230,714	$253,128	$151,133	$165,614

Long-term operating lease obligations	$27,168	$22,815	$24,441	$—	$—

Long-term lease obligations	$—	$—	$—	$18,913	$20,581

Stockholders' equity	$417,333	$356,317	$363,101	$328,395	$293,095

Executive Officers

Executive officers are listed below, as well as information concerning their age and positions held with VSE. There are no family relationships between any of our executive officers. The executive officers are appointed annually to serve until the first meeting of VSE's Board of Directors (the "Board") following the next annual meeting of stockholders and until their successors are elected and have qualified, or until death, resignation or removal, whichever is sooner.

Name	Age	Position with VSE
John A. Cuomo	48	Director, Chief Executive Officer and President
Stephen D. Griffin	36	Senior Vice President and Chief Financial Officer
Farinaz S. Tehrani	54	Chief Legal Officer and Corporate Secretary
Robert A. Moore	51	President, Federal and Defense Segment
Benjamin A. Thomas	38	President, Aviation Segment
Chad Wheeler	47	President, Fleet Segment

Mr. Cuomo joined VSE in April 2019 as Chief Executive Officer and President and was elected as a VSE director by the Board at that time. Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc., (KLX) a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services, in October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions, from December 2014 to October 2018. Mr. Cuomo has 20 years of experience in the aerospace and defense distribution and services market. Prior to his role at KLX, Mr. Cuomo served in multiple roles and functions at B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science degree in International Business, a Juris Doctorate degree from the University of Miami, a Master of Business Administration degree from the University of Florida and is an alumnus of Harvard Business School, having completed the Advanced Management Program in 2021.

Mr. Griffin joined VSE in November 2020 as Senior Vice President and Chief Financial Officer. Mr. Griffin brings more than a decade of experience in senior finance leadership roles with General Electric, and most recently as Chief Financial Officer of Engine Services at GE Aviation, an aircraft engine supplier, from July 2019 to October 2020. In this role, Mr. Griffin led the financial organization for a $15 billion engine overhaul, repair and parts sales division, which included commercial pricing, contract restructuring and financial reporting. Earlier in his career, Mr. Griffin served as the CFO for GE Aviation’s Supply Chain Division, a role in which he led a team focused on product cost, sourcing, cash management and capital expenditures. While at GE, Mr. Griffin also served as a board member for multiple global joint ventures. Mr. Griffin received a Bachelor of Science in Finance and Accounting from Boston College and a Master of Business Administration with high distinction from the University of Michigan.

Ms. Tehrani joined VSE in August 2021 as Senior Vice President, Chief Legal Officer and Corporate Secretary. Ms. Tehrani is responsible for VSE’s legal, compliance and regulatory functions. Ms. Tehrani brings more than two decades of expertise in senior legal and compliance roles at global public and private companies across multiple industries. Throughout her career, Ms. Tehrani has managed a broad range of matters including corporate strategy, board governance, public company matters, financings, regulatory compliance, mergers and acquisitions, risk management, data privacy, employment, intellectual property and litigation. In her role, she has built and led high performing teams to support transformation and growth in various companies. Ms. Tehrani began her legal career at the global law firm of Hogan Lovells LLP. She received a Juris Doctorate from Georgetown University Law Center and a Bachelor of Arts in Economics, cum laude, from Tufts University.

Mr. Moore joined VSE in September 2019 as President of VSE’s Federal and Defense Services segment. Prior to joining VSE, Mr. Moore held the position of Chief Business Development Officer for S&K Technologies, Inc., an IT service management company, since 2018. He was the President of RAM3, a private consulting firm, from 2017 to 2018, and previously was the Vice President of Business Development and Strategy at IAP Worldwide Services, Inc., a provider of global-scale logistics, facilities management, and advanced professional and technical services. Mr. Moore earned a Master of Business Administration from Oklahoma City University, and a Bachelor of Science in Technology Management from the University of Maryland University College.

Mr. Thomas joined VSE in October 2020 as the President of VSE's Aviation segment. Mr. Thomas is responsible for the strategic oversight of the MRO services and product distribution businesses, as well as sourcing, customer relationships, capital allocation and acquisitions. Previously, Mr. Thomas managed aftermarket growth strategies in the aerospace consumables market for Boeing Global Services, a service solutions provider for commercial, defense and space customers, from October 2018 to October 2020, and KLX Aerospace Solutions, a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services, from October 2010 to October 2018. He has a Master of Business Administration from Harvard Business School and a Bachelor of Science in Industrial and Systems Engineering from the University of Southern California.

Mr. Wheeler, President of VSE's Fleet segment, has served in his position since July 2013. Since 1991, Mr. Wheeler has served in various roles for Wheeler Fleet Solutions, including Senior Vice President of Operations, Senior Vice President of Sales and Marketing, and Marketing and Sales Manager. While serving as Marketing and Sales Manager, Mr. Wheeler coordinated implementation of Wheeler Fleet's Managed Inventory Program which is used at numerous Vehicle Maintenance Facilities of the United States Postal Service throughout the country. Mr. Wheeler received a Bachelor of Science in Marketing from Indiana University of Pennsylvania.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, nine VSE directors who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), except for Mr. Dolanski who was appointed to the Board in January 2022. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board. The nine nominees for election as VSE directors and certain information regarding them are as follows:

Name and Principal Occupation	Age	Director since

John A. Cuomo	48	2019
Chief Executive Officer and President of VSE since April 2019. Previously Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc. (KLX) in October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions beginning December 2014. Mr. Cuomo has 20 years of experience in the aerospace and defense distribution and services market.

Prior to his role at KLX, Mr. Cuomo served in multiple roles and functions at B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development.

Edward P. Dolanski	54	2022
Co-founder of First Watch Group, a management consulting firm. Previously, Mr. Dolanski held a variety of senior leadership roles at The Boeing Company, including President, U.S. Government Services at Boeing Global Services; President, Boeing Global Services & Support; and President and Chief Executive Officer of Aviall, a Boeing subsidiary. Mr. Dolanski was with the Raytheon Company for 8 years in a variety of roles, including Vice President, Mission Support, Network Centric Systems; Vice President, Aftermarket Businesses and Customer Support, Raytheon Aircraft Company (Hawker & Beechcraft); and Chief Information Officer, Aircraft Integration Systems.

Ralph E. Eberhart	75	2007
General, U.S. Air Force (Ret.), formerly Commander-in-Chief, North American Aerospace Defense Command (NORAD) and U.S. Northern Command. General Eberhart retired from the Air Force in 2005 after 36 years of military service. He was then appointed as President (2004-2020), and continues to serve as Chair, of the Armed Forces Benefit Association (AFBA), a non-profit association, and as Chair of its related enterprise, 5Star Life Insurance Co. General Eberhart is also a director of the following publicly traded companies: Triumph Group, Inc., since 2010 and Jacobs Engineering Group Inc., since 2012.

Mark E. Ferguson III	65	2017
Admiral, US Navy (Ret.), formerly the Commander of the U.S. Naval Forces Europe and Africa and Vice Chief of Naval Operations, he retired from the US Navy after 38 years of service as a nuclear-trained surface warfare officer. He served as a senior advisor to McKinsey & Company in the Aerospace and Defense practice from 2016 – 2020. Admiral Ferguson has served as the Chief Executive Officer of MK3 Global LLC, a private consulting firm, since July 2016. He serves on the board of directors of Pacific Gas and Electric Corporation.

Calvin S. Koonce	84	1992
President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor and Chairman of Koonce Securities, LLC, a registered securities broker/dealer firm. Mr. Koonce has held both positions for more than the past five years.

James F. Lafond	79	2003
Retired Certified Public Accountant and executive. From 1998 to 2002 Mr. Lafond was the Washington Area Managing Partner, PwC LLP. From 1964 to 1998 he served in various leadership positions at Coopers & Lybrand. He served as a director of WGL Holdings, Inc., a public utility holding company and parent company of WGL Energy, and WGL Energy (formerly Washington Gas and Light), energy supplier and environmentally friendly energy technology solutions provider, from 2003 to 2018. He continues to serve as director for various private nonprofit entities.

John E. "Jack" Potter	66	2014
President and Chief Executive Officer of the Metropolitan Washington Airports Authority, an independent airport authority, since July 2011. He served as the United States Postmaster General and Chief Executive Officer of the United States Postal Service from 2001 to 2010.

Jack C. Stultz, Jr.	69	2012
Consultant to the Defense Industry and former Chief Army Reserve/ Commanding General, U.S. Army Reserve Command from 2006 to 2012. He was an operations manager for The Procter & Gamble Company from 1979 to 2007. General Stultz entered active duty in 1974 after receiving his officer’s commission from the Army Reserve Officer Training Corps at Davidson College. General Stultz has served as the Vice Chair of Reserve Affairs for the Association of the U.S. Army (AUSA) Council of Trustees since 2016.

Bonnie K. Wachtel	66	1991
Principal and Director, Wachtel & Co., Inc., since September 1984. Ms. Wachtel also serves as a director of WaveDancer, Inc. (formerly Information Analysis Inc.), a provider of IT services and software, and served on the Board of The ExOne Company, a 3D printing solutions provider, from 2013 until the firm was acquired in 2021. She has served as a director of six NASDAQ listed companies and served on the hearing panel for NASDAQ Listing Qualifications from 2006 to 2016. Ms. Wachtel is a Chartered Financial Analyst and member of the District of Columbia Bar.

Board, Committees and Corporate Governance

As of the date hereof, the Board consists of nine members, all of whom were elected by the stockholders in 2021, except for Mr. Dolanski who was appointed to the Board in January 2022. All of the nominees for directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”), except for Mr. Cuomo. Our Chair is an independent director and, accordingly, we do not have a lead independent director. The seven independent directors who served during 2021 regularly had the opportunity to meet without any management members present. During 2021, there were eight regular

Board meetings. Each of the directors attended at least 75% of the total number of Board meetings (in person or by telephone) and at least 75% of the meetings of Board committees on which he or she served (during the period that he or she served) in 2021. We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual stockholders meeting and is available to answer stockholder questions. All eight directors who served during 2021 virtually attended our 2021 Annual Meeting of stockholders.

Board Committees and Membership

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. The current charters for each of the Board committees are available on our website, www.vsecorp.com. The Board committee members, as of the date of this 2022 Proxy Statement, are identified in the following table.

Director	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee
Ralph E. Eberhart
Edward P. Dolanski	X		X
Mark E. Ferguson III	X	X	X
Calvin S. Koonce		X	X
James F. Lafond	Chair		X
Jack E. Potter		Chair	X
Jack C. Stultz	X		Chair
Bonnie K. Wachtel	X	X	X

Audit Committee

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of independent audit, financial reporting, internal controls and disclosure controls and internal audit, and evaluates the action management has taken to identify, monitor and control such exposures.

All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the SEC and NASDAQ, including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows. The Board has determined that the Audit Committee's Chair, Mr. Lafond, is an “audit committee financial expert” as defined in SEC Regulation S-K Item 407(d) (5). The Audit Committee met six times during 2021.

Compensation and Human Resources Committee

The primary purpose of the Compensation and Human Resources Committee is to oversee our compensation structure, to review and provide guidance to the Board regarding the compensation of VSE’s directors and officers, including the compensation of VSE’s Chief Executive Officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans, including equity compensation plans, and to perform such other duties and responsibilities as are consistent with the committee’s charter. The Compensation and Human Resources Committee reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures related to compensation of directors, executives and management and the administration of our performance incentive and employee benefit plans, and evaluates the actions management has taken to identify, monitor and control such exposures. Each of the Compensation and Human Resources Committee members is independent in accordance with applicable rules of the SEC and NASDAQ, including Rule 10C-1 of the Exchange Act. The Compensation and Human Resources Committee met six times during 2021.

The Compensation and Human Resources Committee has the authority to retain outside counsel or other experts or consultants as needed. Additional information on the role and responsibilities of the Compensation and Human Resources Committee, as

well as the role of compensation consultants and executive officers in determining or recommending the amount or form of executive compensation, is provided below in the “Compensation Discussion and Analysis” section.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and to review corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE directors and officers, and conflicts of interest involving VSE directors, officers and employees. The Nominating and Corporate Governance Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically the Company's risk exposures in the areas of corporate governance, compliance and ethics, as well as succession planning for the directors and senior management, and the actions management has taken to identify, monitor and control such exposures.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable NASDAQ rules. The Nominating and Corporate Governance Committee met two times during 2021.

Oversight of Risk Management

The Board has overall responsibility for oversight of our risk management plans, policies and practices. Each Board committee has been assigned oversight of certain risks associated with its respective activities as discussed in this 2022 Proxy Statement, and each committee’s charter reflects these risk oversight responsibilities. The Board has approved a risk management policy that delineates the risk oversight responsibilities of management, the Board and its committees.

Director Nominations and Qualifications

Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE’s by-laws and must be received in writing by VSE’s Corporate Secretary no later than 90 days before the date in the year of the annual meeting that corresponds to the date on which the annual meeting was held during the immediate prior year. Nominations for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) should be received by the Corporate Secretary no later than Friday, February 3, 2023. Such recommendation shall be accompanied by the proposing stockholder’s name, evidence that such stockholder is a beneficial owner of Stock, and the candidate’s name, biographical data and qualifications.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the directorship criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. Factors discussed by the Board as relevant to the selection of Board nominees may include nature and length of business experience, including experience in business areas related to our three business segments, race, gender, age and factors that promote alignment of the Board with the interests of stockholders. Board members should be committed to enhancing stockholder value and have sufficient time to satisfy their duties as VSE directors and provide insight and practical wisdom based on experience. A Board member’s service as a member of other boards of directors of publicly traded companies should be limited so that the director is able, given his or her individual circumstances, to effectively perform his or her duties as a Board member. The Nominating and Corporate Governance Committee has discussed diversity considerations of potential Board nominees within the context of Board succession planning. The Nominating and Corporate Governance Committee recently discussed potential retirement time frames, transition planning with regard to succession, and optimal Board size.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, professional search firms, stockholders or other persons. These candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for Board membership. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The Nominating and Corporate Governance Committee engaged Stanton Chase, an executive search firm, in October 2021 to assist in identifying nominees for Board membership.

The traits identified with respect to the director nominees as qualifications to serve on the Board include:

John A. Cuomo
Experience includes 20 years in the aerospace and defense distribution and services market industry, including as an officer of Boeing Distribution Services Inc., KLX Aerospace Solutions and B/E Aerospace.

Edward P. Dolanski
Experience in commercial aftermarket aerospace, business and general aviation distribution and maintenance, repair and overhaul (MRO) through senior leadership roles at Boeing and Raytheon in a career spanning more than 30 years.

Governance experience as a member of the Catalyze Dallas Board of Advisors, Business Executives for National Security (BENS) and the Texas Blockchain Council Advisory Board, and as a member of the Texas Diversity Council board of directors where he has been recognized with several diversity awards, including DiversityFIRST and CEO Champions of Diversity.

Ralph E. Eberhart
Experience as President (2004-2020) and Chair of the Armed Forces Benefit Association provides insight into challenges associated with managing complex organizations and holding management accountable for company performance.

Expertise in the defense industry due to 36 years of experience in the U.S. Air Force and senior positions in the U.S. military, including assignment as Commander-in-Chief North American Aerospace Defense Command and U.S. Northern Command.

Mark E. Ferguson III	Expertise in the defense industry due to 38 years of experience in the U.S. Navy and senior positions in the U.S. military, including service as Commander, U.S. Naval Forces Europe and Africa, and as Commander, NATO Joint Force Command, Naples, Italy. He also served as the Vice Chief of Naval Operations from 2011 to 2014. Expertise in commercial aerospace and defense with McKinsey & Company from 2016 - 2020.

Holds a master’s degree in Computer Science from the Naval Postgraduate School and has expertise in cyber defense, congressional and regulatory affairs, strategic planning, and personnel and operations management.

Graduate of the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program; Holds a certificate in Cyber Security Oversight from Carnegie Mellon University. Serves as Chair of the People and Compensation Committee at Pacific Gas and Electric Corporation.

Calvin S. Koonce
Experience as sole member of Koonce Securities, LLC, a registered securities broker-dealer, and President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor, provides insight into the enhancement of stockholder value.

Familiarity with VSE’s legacy federal and defense strategies and operations resulting from service as a VSE director for more than 28 years.

James F. Lafond
Experience in business management, public company accounting, financial disclosure and financial systems oversight gained from his experience as Area Managing Partner for Greater Washington at PricewaterhouseCoopers LLP (PwC).

Expertise in risk management processes given his experience as Area Managing Partner for PwC and serving as an engagement partner for entities involved in many businesses, including manufacturing companies and financial institutions.

John E. ‘Jack’ Potter
Extensive management experience, leadership ability and record of accomplishment having served as United States Postmaster General for 10 years and held various management positions within the United States Postal Service prior to such appointment.

More than 10 years of experience as President and Chief Executive Officer of the Metropolitan Washington Airport Authority, managing large, complex and multifaceted transportation infrastructure projects.

Provides insight into manufacturing, supply and distribution practices of large supply chain management organizations.

Jack C. Stultz
Experience as the Commanding General for the U.S. Army Reserve Command provides insight into the needs and requirement of our customers, as well as the trends that will shape and influence our customers into the future.

More than 38 years of experience in the U.S. Army provides keen insight on the past, current and future status of the U.S. Defense Industry.

More than 29 years of private industry experience provides a balanced background of significant government and industry leadership positions.

Bonnie K. Wachtel
Experience as Supervisory Control Principal and Director of Wachtel & Co., Inc. provides management experience in financial systems, people and processes.

Service with the Listing Qualifications Panel of NASDAQ and holding of Chartered Financial Analyst certification provides expertise in the functioning of capital markets and insight into the enhancement of stockholder value.

Board Diversity

In August 2021, the SEC approved a NASDAQ proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new NASDAQ listing rules will require all NASDAQ listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors.

The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the pending NASDAQ rules.

Board Diversity Matrix (As of March 24, 2022)
Total Number of Directors	9
	Female	Male	Non‐Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latino	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	1

Leadership Structure of the Board

The positions of Chair of the Board and VSE’s Chief Executive Officer (“CEO”) are separated at VSE. The Board believes that this separation of positions best serves the Company’s current needs and effectively maintains independent oversight of management.

Communications with the Board

Individuals may communicate with the Board by submitting an email to the Board at board@vsecorp.com. Communications that are intended specifically for non-employee directors should be sent to the email address above to the attention of the Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 6348 Walker Lane, Alexandria, Virginia 22310-3226.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of VSE's directors, officers, including VSE’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code of Business Conduct and Ethics is posted on VSE’s website at www.vsecorp.com. VSE intends to satisfy the disclosure requirements regarding any waiver or amendment of the Code of Business Conduct and Ethics with respect to VSE’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which together with the Certificate of Incorporation, by-laws, committee charters and other key governance practices and policies, provide the framework for the Company's corporate governance. VSE’s by-laws were reviewed, amended and adopted by the Board on July 31, 2013. Additionally, the Corporate Governance Guidelines were reviewed, amended and adopted by the Board on December 9, 2020. The Nominating and Corporate Governance Committee charter was reviewed, amended and adopted by the Board on December 9, 2020. The charter of the Audit Committee was reviewed, amended and adopted by the Board on July 28, 2021, and the Compensation and Human Resources Committee was reviewed, amended and adopted by the Board on October 28, 2020.

The Corporate Governance Guidelines, by-laws and committee charters are posted on VSE’s website at www.vsecorp.com. The Board recognizes that ensuring that the Company observes good corporate governance practices is an ongoing endeavor. As a result, the guidelines are subject to annual review by the Board to determine if they continue to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and NASDAQ requirements.

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation and Human Resources Committee consisted of four non-employee directors (Mr. Potter, Mr. Ferguson, Mr. Koonce and Ms. Wachtel). No committee member was at any time during 2021 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the compensation committee (or other committee performing similar functions) of another entity that had an executive officer who served on VSE’s Compensation and Human Resources Committee during 2021. No executive officer of VSE served on the board of directors or compensation committee (or other committee performing similar functions) of any entity that had one or more executive officers serving as members of the Board or Compensation and Human Resources Committee during 2021.

Mr. Koonce is a significant stockholder of VSE. See “Security Ownership of Certain Beneficial Owners and Management” below.

Certain Relationships and Related Transactions

There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

Pursuant to the Company’s policies, including the Code of Business Conduct and Ethics for VSE’s directors, officers and employees, any above-referenced related transactions would be subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.

2021 Director Compensation

Compensation of Non-Employee Directors for 2021

For 2021, the Company paid each non-employee director a cash retainer of $75,000. The Chair of the Board was paid an additional fee of $75,000 for his service as Chair. The Chairs of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee were each paid an additional annual fee of $15,000, $10,000 and $7,500, respectively, for their service as Chairs of the committees.

Each non-employee director was also granted 2,300 shares of restricted Stock on January 4, 2021 pursuant to our 2006 Restricted Stock Plan. The closing price of our Stock was $37.67 per share on January 4, 2021. Non-employee directors do not receive fees for attending Board or committee meetings. The restricted Stock issued to non-employee directors pursuant to our 2006 Restricted Stock Plan is fully vested when issued. The shares bear a restrictive legend prohibiting the sale, transfer, pledge and assignment of such Stock for two years commencing on the issue date. When all restrictions on a certificate bearing a restrictive legend have lapsed, VSE issues a non-restrictive certificate to the directors (subject to any applicable securities law restrictions). In December 2016, the Compensation and Human Resources Committee approved a resolution to permit non-employee directors to designate, on a share per share basis, tradable VSE shares they own as the shares that will be subject to the two-year transfer restriction under the 2006 Restricted Stock Plan in lieu of holding restricted Stock that would otherwise be subject to the two-year transfer restriction, provided that the designating directors remain in compliance with the Board’s stock retention guidelines.

No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting or similar agreement between the director and VSE, or any of VSE’s subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2021. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or Board committees.

The following table provides information related to the compensation of each of the Company’s non-employee directors for fiscal year 2021.

Name _______	Fees earned or paid in cash ($) (1) _______	Stock awards ($) (2) ________	Option awards ($) _______	Non-equity incentive plan compensation ($) ________	Change in pension value and non-qualified deferred compensation earnings ($) _________	All other compensation ($) ________	Total ($) _______
Ralph E. Eberhart	75,011	161,630	—	—	—	—	236,641
Mark E. Ferguson III	75,000	86,641	—	—	—	—	161,641
Calvin. S. Koonce	78,333	86,641	—	—	—	—	164,974
James F. Lafond	90,000	86,641	—	—	—	—	176,641
John E. Potter	81,667	86,641	—	—	—	—	168,308
Jack C. Stultz	82,500	86,641	—	—	—	—	169,141
Bonnie K. Wachtel	75,000	86,641	—	—	—	—	161,641

Notes to Director Compensation Table

1.In 2021, Mr. Eberhart elected to have $75,000 of his annual cash compensation for services as a VSE director be paid in Stock. Mr. Eberhart received 1,265 shares of restricted Stock in lieu of cash on December 21, 2021. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on December 21, 2020 ($59.28 per share).

The Compensation Committee chair fee of $10,000 was pro-rated based on service period. Mr. Koonce received a payment of $3,333 for serving from January 1, 2021 to April 30, 2021 and Mr. Potter received a payment of $6,667 for serving from May 1, 2021 to December 31, 2021.

2.Pursuant to the 2006 Restricted Stock Plan, each non-employee director was granted an award of 2,300 shares of restricted Stock on January 4, 2021. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on January 4, 2021 ($37.67 per share).

Director Stock Ownership Guidelines

To ensure alignment of the interests of our directors with those of our stockholders, our directors are subject to the Company's Stock Ownership Guidelines. Each current director will be expected to retain Stock with a market value equal to five years of the director’s cash portion of his or her annual retainer. New directors and officers will be expected to retain their allocated stock to achieve over time the suggested holding thresholds referenced above, but they will not be required to purchase Stock on the open market to achieve such thresholds.

The Board unanimously recommends that Stockholders vote "FOR" the election of each of the nine persons nominated to serve as a Director of VSE for the ensuing year.

ENVIRONMENTAL SOCIAL & GOVERNANCE PRIORITIES

We believe that building long-term value for our customers, employees and shareholders includes a focus on the long-term sustainability of our business, good corporate citizenship, and a commitment to our employees and our communities. Across VSE, we seek to conduct our business in a manner that highly values responsible environmental, social and governance practices.

Environmental, Social and Governance Board Oversight

The Board and its committees oversee the development and execution of our Environmental, Social and Governance (ESG) strategy, including oversight of our policies, programs and initiatives related to environmental sustainability, health and safety, diversity, inclusion and equality, and charitable giving.

We are in the process of implementing the ESG governance framework approved by our Board. Under this framework, the Nominating and Governance Committee leads the coordination of the Board’s ESG oversight activities. In that role, the Nominating and Governance Committee provides oversight of VSE’s ESG strategy and communications, as well as continued oversight of our existing corporate governance policies and practices. In addition, the Nominating and Governance Committee has the responsibility to assess whether the relevant ESG risks, opportunities and disclosure obligations are regularly reviewed and considered by the other Board committees.

The Audit and Compensation Committees support the Nominating and Governance Committee in its oversight role by taking the relevant risks, opportunities and disclosure obligations into account as part of the existing mandates under their respective charters. For example:

•The Compensation Committee maintains oversight with respect to the Company’s human capital policies and strategies, including diversity and inclusion, pay equity and talent management.

•The Audit Committee maintains oversight with respect to the Company’s overall risk management framework, ethics policies and financial transparency.

Environmental Responsibility

We seek to promote environmental sustainability, to conserve and enhance natural resources and to minimize environmental impact. Recent efforts to reduce our environmental impact include the following:

•Our Aviation segment is engaged in a comprehensive energy efficiency assessment of all of its repair and distribution facilities to identify potential physical plant and equipment upgrades to reduce the segment’s overall energy consumption, and is developing a comprehensive paper, packaging and plastic recycling program to be implemented at major facilities throughout the United States.

•Our Fleet segment is committed to recycling, repurposing and reducing packaging material whenever possible in the product distribution and supply chain lifecycle. In 2021, VSE's Fleet segment diverted approximately 289 net tons of packing and shipping material from landfills by engaging a third-party recycling and environmentally focused waste reduction service.

•Our Federal and Defense Services segment sustainably disposed of a total of approximately 26,000 pounds (approximately 13 tons) of universal waste and hazardous waste in 2021. This material is primarily used in support of land vehicle, maritime and aircraft sustainment services for our federal customers, and is managed under a robust Regulated Waste Management Plan (RWMP.) The RWMP establishes a policy for compliance with all applicable environmental regulations, specifically the Resource Conservation and Recovery Act (RCRA), Subtitle C program and 40 CFR Parts 124, 260-268, and 272. VSE has established management practices for all VSE Federal & Defense facilities and operations that may generate, handle, or store universal waste and hazardous waste.

•VSE maintains a LEED Gold Certified headquarters building in Alexandria, Virginia. In 2021, VSE reduced total water consumption by approximately 6%, as compared to 2018, and reduced Site Energy Source Intensity and Source Energy Source Intensity by approximately 5.6% and 5.7%, respectively, as compared to 2018. (Source energy represents the total amount of raw fuel required to operate the building. Site energy is the amount of heat and electricity consumed by a building as reflected in utility bills.)

Social Responsibility

Health & Safety

Protecting the health and safety of our employees is a top priority, and VSE is committed to providing a safe working environment for all of our employees worldwide. We use local incident data and leading indicators to create programs and safety action plans to reduce conditions and behaviors that lead to at-risk situations. Our success in 2021 is evidenced by the following:

•Incident Monitoring. Collection of incident data across all segments of our business to ensure a safe work environment.

•2021 Recordable Incident Rate (RIR) of 1.13, with a benchmark of 1.50; industry average is 2.80
•2021 Days Away From Work (DART) of 0.79, with a benchmark of 1.0; industry average is 1.50

•Safety Programs. Communication of safety metrics and practices to evaluate and drive a "Safety First" culture across all of our operations. Safety training for employees through annual trainings and specific site training based on risk factors, feedback and insights from similar locations.

•COVID-19 Response. Implementation of new safety protocols and procedures across all of our facilities following recommendations by the U.S. Centers for Disease Control and Prevention in response to the COVID-19 pandemic. A task force of senior leaders aligned with regional management to continuously monitor the impact of COVID-19 on employees and proactively implement measures and practices for the health and safety of our employees and in response to applicable local laws and ordinances.

Inclusion and Diversity

VSE is committed to having a diverse and inclusive workplace. Currently, our workforce is approximately 31% female and 69% male. Approximately 42% of our employees identify with a racial minority, and 17% of our employees are Veterans. We strive to create an organization that reflects the diversity of our customers and the communities where we live and work. Our initiatives include the following:

•Inclusion & Diversity Council. An employee-centric council, championed by senior leaders, which focuses on increasing awareness around inclusion and diversity in our workplace, facilitates discussion, and continues to drive our efforts to build an environment where diverse backgrounds are appreciated, and diverse ideas are heard. In 2021, our I&D Council formalized our VSE Inclusion Policy and implemented a round-table series to encourage open dialogue and feedback amongst employees.

•Culture of Communication. “Speak Up: Let Your Voice Be Heard” is one of the core cultural values at VSE. Open and candid dialogue, feedback and communication around experiences, concerns and/or discriminating behaviors is critical to our employees’ experience and to our culture. In addition to employee roundtables, Town Halls, and “Ask Me Anything” forums with our executive team, VSE provides an employee “ethics hotline,” available 24 hours a day, seven days a week, as a method of anonymously reporting complaints or concerns by employees. Reports received through the ethics hotline are immediately referred to the Chief Legal Officer and the Vice President, Internal Audit, for investigation and communicated to the Chair of the Audit Committee or Compensation and Human Resources Committee, as appropriate.

•Employee Resource Groups. Employee-led groups connecting members who share a common affinity such as ethnicity, gender, cultural identity, or constituency to share and discuss experiences, including VSE Women in the Workforce.

Talent Acquisition and Development

Attracting, developing and retaining talented employees is critical to our success and is an integral part of our human capital management strategy. Our talent acquisition and human resources teams provide a holistic approach to managing and enriching the employee lifecycle, from selection and onboarding of our employees through continuous development and succession planning. Our initiatives include the following:

•Leadership Essentials Training, a 14 week training program for people leaders, providing foundational leadership skills and training for VSE leaders.

•Employee Recognition Programs designed to recognize and acknowledge employees for being stewards of VSE’s Core Values, including Employee of the Month Program for our Federal and Defense Services segment and Wheeler Fleet “WOW!” cards to recognize exceptional performance of individuals.

•Years of Service and Retirement Awards are awards given to our employees for achieving milestone service levels in increments of 5 years or retirement awards for employees with over 10 years of service who retire while at VSE.

•Employee Net Promoter Score (NPS) survey conducted quarterly as a pulse survey to measure employee engagement by business segment. These results are shared broadly with our employees and we proactively take action to improve our scores and foster a more engaging and enriching culture for our employees.

•Talent Succession Assessments performed annually in conjunction with individual performance reviews in which managers provide regular feedback and coaching to assist with the development of our employees, including the use of individual development plans to assist with individual career development.

Community Involvement

Philanthropy is an important aspect of our commitment to strengthening our communities. Whether by contributions to local non-profits by operating segments, promoting personal contributions from individuals, or direct volunteer activities by employees, VSE promotes the well-being of the communities in which we live and work. In recent years, our community involvement has included the following:

•Maintaining our status as a Virginia Values Veterans (V3) certified Company, demonstrating that VSE values Veterans and has made a public commitment to continue to hire Veterans into our workforce.
•An employee charitable contribution matching program (launching in 2022) providing up to $300 per employee in a company match for employee donations to the charitable cause of their choice.
•Annual corporate donations by VSE of approximately $600,000 since 2019 to a nonprofit scholarship-funding organization focused on expanding education opportunities for children from families that have limited financial resources to enable children to achieve a greater level of excellence in their education.
•Annual donations by our Fleet segment of approximately $200,000 per year to local educational organizations that provide scholarships to low income families to attend schools in Pennsylvania.
•The “KC-10 Holiday Sleigh,” a personalized toy drive and holiday assistance program, led and supported by our team at our Federal and Defense Services Aircraft Modernization & Maintenance site in Greensboro, North Carolina.
•Breast Cancer Awareness Walk sponsorship for the John B. Amos Cancer Center and St. Francis Breast Cancer Center by our VS2 Central Issuing Facility team in Fort Benning, Georgia.
•A House of Heroes Workday where employees and their family members from our Fort Benning, Georgia site volunteer to assist local Veterans and their families with home repairs and yard projects.
•Participation in the Patapsco Heritage Greenway watershed cleanup at Patapsco Valley State Park by our Energetics team in Ellicott City, Maryland.
•Collection drives for a local Humane Society, “Animals With Our Love”, organized by our VSE Aviation Services team in Independence, Kansas.
•Donations to the local community by the Charity Squad, an employee-led organization in our Wheeler Fleet Solutions business that raises money through grassroots efforts and donates the proceeds to people in need in the local community, including donations to homeless shelters, food banks, fire victims, hurricane victims, people with financial hardship and other needs in southwest Pennsylvania.

Governance Responsibility

The Board is committed to conducting business in a responsible, legal and ethical manner. The Board seeks to promote the success and continuity of the Company’s business by continuing to promote employee and management engagement, oversee the Company’s business and activities, and develop a succession planning process and strategic plan. The Board also maintains a commitment to effective governance by ensuring:

Board Independence

Our Board is composed entirely of independent directors other than our CEO, John Cuomo. The current composition of the Board reflects a diversity of viewpoints, professional experience and backgrounds. The Board continues to evaluate effective succession planning and refreshment of the composition of the Board. This process resulted in the election of one new independent director in 2022 with diverse business and governance background.

Cybersecurity & Data Protection

We believe that managing cybersecurity, privacy and data protection is a vital part of our responsibilities to our customers, employees and other stakeholders. We have built a comprehensive governance structure for managing related risks, which we believe will ultimately build a competitive advantage for our Company. Our initiatives include:

•Cybersecurity & Data Protection Governance Structure. At each quarterly meeting of the Board, there is an update from our Chief Information Officer/Chief Information Security Officer on cybersecurity, privacy, data protection, security and/or technology risks, risk mitigation activities, best practices within the Company and from other companies, the effectiveness of our security measures and other related matters.

•Information Security. We have structured our information security program to align with a combination of industry frameworks, including the National Institute of Standards and Technology (NIST), Center for Internet Security (CIS), and upcoming Cybersecurity Maturity Model Certification (CMMC), to secure our systems.

•Monitoring & Breach Response. We have a dedicated team that monitors our systems utilizing a combination of security tools, services, and third parties to address evolving threats and complex regulatory requirements. Our robust breach response protocols are designed to provide timely and accurate breach notifications to affected parties.

•Cybersecurity Framework. Our information security program is independently assessed by a third party as part of the Company’s enterprise risk management. The conclusions of such third-party assessment are discussed with our Board.

•Cybersecurity Awareness Training. We provide various types of security awareness training and threat simulation to employees throughout the year to drive awareness of typical security risks as well as new and evolving risks to our Company.

PROPOSAL NO. 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Currently, our authorized capital stock consists of 15,000,000 shares of Stock. As of the record date, March 10, 2022, the Company had 12,737,859 shares of Stock issued and outstanding, and no shares of Stock held in treasury. As of the record date, 1,500,000 shares of Stock were reserved for issuance under our equity compensation plan, of which 649,926 of the authorized shares of Stock remain available for issuance. Also, as of the record date, 500,000 shares of Stock were reserved for issuance under our Employee Stock Purchase Plan, of which 491,521 shares of Stock remain available for issuance.

In March 2021, after taking into consideration the results of the vote on a similar management proposal at the Company’s 2021 Annual Meeting, the Board reconsidered the appropriate size of the increase in authorized shares of Stock. After consideration, the Board determined that increasing the number of authorized shares of Stock by 8,000,000 was advisable and in the best interest of the Company and our stockholders and unanimously approved the Amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Stock from 15,000,000 shares to 23,000,000 shares, subject to stockholder approval of the Amendment. The Amendment would leave the Company with 10,262,141 shares of Stock authorized and unissued as of the record date, including available shares reserved for issuance under our equity compensation plan and Employee Stock Purchase Plan.

The Amendment would provide us with the ability to issue Stock for a variety of corporate purposes. These could include issuances in connection with equity incentive plans for our employees, to raise cash to expand or otherwise invest in our business, and for potential acquisitions. Our Board believes that it is in the best interests of the stockholders for the Board to have the flexibility to issue additional shares of Stock in any of the above circumstances. The additional authorized shares of Stock would enable us to act quickly in response to opportunities that may arise for these types of activities, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuances(s) could proceed, except as provided under Delaware law or NASDAQ rules. For instance, under NASDAQ rules, stockholder approval is required for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding.

Any additional authorized shares of Stock will be identical to the shares of Stock that are currently authorized and outstanding. The proposed increase in the number of shares of Stock will not change the number of shares of Stock outstanding, have any immediate dilutive effect or change the rights of current holders of Stock. However, to the extent that the additional authorized shares of Stock are issued in the future, these shares may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the Stock authorized by the Amendment, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of Stock.

The additional shares of Stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could approve a strategic sale of shares of Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this proposal is not approved by our stockholders, our financing alternatives and ability to pursue business opportunities integral to future growth and success, including new acquisition and development opportunities and strategic relationships, may be limited by the lack of sufficient unissued and unreserved authorized shares of Stock. In addition, our future success depends upon our ability to attract, retain and motivate key employees, which could be adversely impacted if we do not have sufficient shares of authorized Stock available to provide equity incentive awards that are determined to be appropriate by the Compensation and Human Resources Committee. The Board has no present plans, arrangements or agreements to issue any of the proposed additional authorized shares of Stock. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and our stockholders.

If approved, the Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. We currently plan to file the Amendment promptly after the Annual Meeting if this proposal is approved by a majority of the outstanding Stock as of the record date.

The Board unanimously recommends that stockholders vote "FOR" approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Stock from 15,000,000 shares to 23,000,000 shares.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Company's Audit Committee, the Board has appointed the firm of Grant Thornton LLP to be VSE’s independent registered public accounting firm for the year ending December 31, 2022 and recommends to stockholders that they vote for ratification of that appointment. The ratification of the appointment of VSE’s independent registered public accounting firm will require the affirmative vote by the holders of a majority of the outstanding Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote. If such approval is not received, the Board will reconsider the appointment.

Representatives of Grant Thornton LLP will be virtually present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

In 2020 and 2021, Grant Thornton's services included an audit of VSE’s consolidated financial statements and reviews of the consolidated interim financial statements included in VSE’s Forms 10-Q filed with the SEC for each of the quarters ended March 31, June 30, and September 30, 2021 and 2020. Grant Thornton LLP's services also included an audit of the effectiveness of VSE’s internal controls over financial reporting as of December 31, 2021 and December 31, 2020.

Audit Fees

Grant Thornton’s fees for professional services rendered for the years ended December 31, 2021 and December 31, 2020, were as follows:

Audit Fees Table

	2021	2020
Audit Fees (1)	$1,477,095	$1,552,678
Tax Fees (2)	$71,679	$30,225
Total Fees	$1,548,774	$1,582,903

Notes to Audit Fees Table
1.Includes fees and expenses related to the annual audits, interim reviews and accounting consultations, notwithstanding when the fees and expenses were billed.
2.Includes fees and expenses for tax advisory services associated with Singapore transfer pricing analysis, international tax consulting services, OneSource tax provision and reporting advisory services, Work Opportunity Tax Credit certification assistance and other miscellaneous services.

Policy on Audit Committee Approval of Audit and non-Audit Services

The Audit Committee approves in advance all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. The Audit Committee has delegated to its chair the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE’s independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE’s most recent completed fiscal year, provided that the Audit Committee’s chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by our independent registered public accounting firm in 2021 and 2020.

The Board unanimously recommends that Stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee consisted of four non-employee directors (Mr. Lafond, Mr. Ferguson, Mr. Stultz and Ms. Wachtel) during 2021 and Mr. Dolanski joined the Audit Committee upon his election to the Board in January 2022. Each of the members of the Audit Committee is considered an “independent” director for the purposes of the applicable rules of the SEC and NASDAQ, including Rule 10A-3 of the Exchange Act. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is available on VSE’s website, www.vsecorp.com.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the applicable rules of NASDAQ with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2021. The Audit Committee also discussed with Grant Thornton LLP the Company’s internal controls and the overall scope and specific plans for their audit.

The Audit Committee has reviewed and discussed with management VSE’s audited consolidated financial statements as of and for the year ended December 31, 2021 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 and Grant Thornton LLP’s audit of internal control over financial reporting. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in VSE’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee:	James F. Lafond, Chair
Mark E. Ferguson
Jack C. Stultz, Jr.
Bonnie K. Wachtel

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and components of our executive compensation program and compensation decisions for our named executive officers (“NEOs”) for 2021. Our NEOs as of December 31, 2021, were:

Name	Title
John A. Cuomo	Chief Executive Officer and President
Stephen D. Griffin	Senior Vice President and Chief Financial Officer
Chad M. Wheeler	Group President, Fleet Segment
Robert A. Moore	Group President, Federal & Defense Services Segment
Benjamin Thomas	Group President, Aviation Segment
Thomas Kiernan(1)	Former Vice President, General Counsel and Corporate Secretary
(1) Mr. Kiernan separated from the Company in July of 2021.

Executive Compensation Program Overview

Executive Compensation Philosophy and Objectives

The primary goal of VSE’s compensation program is to closely align the interests of executives and other key employees with those of stockholders as the executive team focuses on transforming and developing VSE into a market-leading provider of aftermarket distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets supporting government and commercial markets focused on revenue growth, margin expansion and enhanced stockholder returns.

VSE is continuing to execute a business transformation from a legacy federal and defense contractor to a market-leading aftermarket distribution and services company with a stronger focus on Aviation. In 2021, our executive compensation program continued to shift to a more robust pay-for-performance model that balances short- and long-term financial and business goals to help maximize stockholder value.

We designed our executive compensation program to:
•Attract, motivate, and retain a highly qualified and experienced executive team;
•Incentivize and reward the achievement of strategic and financial goals of the Company, with an emphasis on long-term goals;
•Utilize compensation elements that are directly linked to achievement of corporate objectives, stockholder value creation and individual performance;
•Maintain flexibility to ensure that awards remain competitive within our peer group;
•Align the interests of our executives with those of our stockholders; and
•Promote adherence to good corporate governance, company policies and values.

Executive Compensation Governance Practices

The following highlights executive compensation governance practices that we employ to promote our overall compensation objectives and to align executive compensation with the interests of our stockholders, as well as the practices we avoid:

What We Do:
✓	Alignment with Stockholders. Long-term incentive awards vest over a period of several years to reward sustained Company performance over time.
✓	Pay for Performance. Our executive compensation program is weighted heavily towards performance-based variable compensation.
✓	Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to multiples of their base salaries (5x for CEO and 3x for all other NEOs).
✓	Annual “Say-on-Pay” Vote. We seek an annual non-binding advisory vote from our stockholders to approve compensation paid to our NEOs as disclosed in our Proxy Statement.
✓	Clawback Policy. We may recover incentive compensation paid to executive officers in the event of a material restatement of our financial results.
✓	Double-Trigger Severance. We provide only double-trigger change-in-control cash severance and equity acceleration.
✓	Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.
✓	Peer Group Comparison. With the help of our independent compensation consultant, we annually analyze executive compensation relative to peer companies.
✓	Decisions by Independent Compensation Committee. Executive compensation is approved by our Compensation Committee which is comprised of only independent directors.
✓	Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.

What We Do Not Do:
✗	No Tax Gross-Ups in Change in Control Agreements. We do not provide excise tax gross-ups in connection with a change in control.
✗	No Hedging or Pledging of Company Stock. Our policies prohibit the hedging or pledging of our Stock by our executives and directors.
✗	No Repricing of Stock Options. While VSE has not awarded stock options in the past, we do not permit the repricing of stock options without shareholder approval.
✗	No Excessive Perquisites. We do not provide excessive perquisites to our NEOs.
✗	No Dividends on Unvested Equity. We do not pay dividends on restricted stock units until units are vested.

Enhancements to Executive Compensation Program for 2021

For 2021, the Compensation Committee recommended and the Board approved changes to the executive compensation program to shift a larger portion of our NEOs’ total target direct compensation toward long-term equity incentive awards and away from contributions under our Deferred Supplemental Compensation Plan (“DSC Plan”). We believe this shift is more in line with our executive compensation philosophy and further enhances the alignment between our NEOs’ interests and those of our stockholders.

Specifically, the Committee recommended, and the Board approved, a change to the types of awards granted to our NEOs under our 2006 Restricted Stock Plan. In prior years, the Company had granted annual stock-settled bonus awards which were dollar-denominated awards that would be earned based on performance during the year of grant and would vest over a three-year service period in three equal tranches. As each tranche vests, the fixed dollar value of the vested portion of the award is converted into shares based on the closing market price of our Stock at the date of conversion. On each vesting date, 100% of the vested tranche of the award is paid in Stock.

For 2021, to better align with market practice and to strengthen the link between NEO and stockholder interests, the Compensation Committee and the Board determined that it was appropriate to grant the NEOs restricted stock units, consisting of both time-based restricted stock units (“RSUs”) that vest over a three-year vesting period and performance-based restricted stock units (“PRSUs”) that are earned based on performance over three individual performance years during a three-year performance period. The RSU and PRSU awards are described in further detail below.

Also, for 2021, the Committee recommended, and the Board approved, a reduction to the maximum allocation for each participant under the DSC Plan from 32% of base salary to 15% of base salary. In connection with this reduction, the vesting period under the DSC Plan was changed from a ten-year total vesting period to five-year vesting period, as further described below.

Key Elements of Our 2021 Compensation Program

Our NEO compensation program currently has three forms of direct compensation: base salary, annual cash incentive awards, and long-term incentives, including equity-based incentive awards and deferred supplemental compensation. Below is an overview of the program’s structure:

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual performance, market pay levels and internal pay equity.	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility, and experience.

Annual Cash Incentive	Variable	Cash	Variable cash compensation, based on pre-established financial, strategic, and operational goals and individual performance.
Focuses NEOs on achievement of our short-term financial, operational, and strategic goals.

Aligns interests of NEOs with stockholders by promoting strong revenue, operating income growth, free cash flow and achievement of other key corporate objectives.

Long-Term Incentive	Variable	Restricted Stock Units	RSU equity awards based on continued service that vest annually over a three-year period.
Retains NEOs through multi-year vesting of equity and deferred compensation awards.

Motivates and rewards NEOs for the achievement of long-term corporate performance.

Aligns NEOs’ interests with long-term stockholder interests.

		Performance Restricted Stock Units	PRSU equity awards based on pre-established financial goals that have a three-year performance period and vest over three years.

		Deferred Supplemental Compensation	Annual award of up to 15% of base salary awarded based on a pre-established financial goal.

2021 Target Total Compensation Mix
The Compensation Committee strives to achieve an appropriate mix between fixed and variable compensation and cash versus equity-based compensation awards to meet our compensation objectives. In determining the mix of compensation among these elements, the Compensation Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded to the executive team, or the portion that is either at-risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Compensation Committee continued to structure executive compensation in fiscal 2021 so that a significant portion of the target total compensation of our CEO and the other NEOs was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. By linking a significant portion of our executives’ compensation to performance, the Compensation Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

Oversight of Executive Compensation

Role of the Compensation Committee

The Compensation Committee has oversight responsibility in administering and providing guidance over the Company’s executive compensation programs. The following is a summary of the Compensation Committee’s key responsibilities regarding executive compensation:

•To review and recommend for Board approval the compensation programs for the Company’s executive officers, including the NEOs;
•To review and approve corporate goals and objectives relevant to the compensation of the NEOs and make recommendations to the Board for approval of total compensation for NEOs;
•To provide recommendations to the Board regarding compensation of VSE’s non-employee directors; and
•To review and assess stockholders’ say-on-pay and consider results of the most recent say-on-pay vote in evaluating and determining executive compensation.

In December of each year, the Compensation Committee meets to review the performance and compensation of our CEO and other NEOs. The Compensation Committee uses a consistent approach to determine the compensation of each NEO by using the same suite of compensation components for each of the NEOs to maintain alignment amongst the executive team. In making compensation decisions for our executives as a group, the Compensation Committee generally sets total compensation, including long-term incentives, based on numerous factors, including individual responsibilities and experience, company performance, competitive market pay comparison and individual performance.

Role of Management

In discharging its responsibilities, the Compensation Committee works with management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

Annually, our CEO provides the Compensation Committee with an evaluation of his own performance that is based, in large part, upon the Company’s performance, as well as his broad leadership role as CEO. The Compensation Committee evaluates our CEO on these and other criteria, and his total compensation package is determined by the Compensation Committee and approved by the Board, based on the Compensation Committee’s evaluation, and input from the independent compensation consultant, and reflects his performance, company performance and competitive industry practices.

In addition, our CEO annually evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing his recommendations, the CEO considers each NEO’s performance against Company and (as applicable) business segment performance goals and the individual performance of each NEO, as further described below. The independent compensation consultant reviews and provides comments to the Compensation Committee on our CEO’s recommendations. The Compensation Committee has discretion in approving, disapproving, or modifying any of the CEO’s recommended salary adjustments or proposed awards to the other NEOs, subject to final Board approval.

Role of the Independent Compensation Consultant

In determining compensation for 2021, the Compensation Committee retained NFP Compensation Consulting (“NFPCC” or “Independent Consultant”), formerly Longnecker & Associates, an independent national compensation consulting firm to advise on executive and director compensation matters. NFPCC assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay-for-performance and that allows us to attract, retain, and motivate talented executives.

For 2021, NFPCC provided various services to the Compensation Committee, including the review, analysis, and update of our compensation peer group; the annual review and analysis of our NEO compensation against competitive market data based on the companies in our peer group; the design of our long-term equity incentive program; the review and analysis of our non-employee director compensation; and emerging compensation trends.

The Compensation Committee reviews NFPCC’s independence on an annual basis. For 2021, the Compensation Committee determined that there were no conflicts of interest as a result of any current, historical, or pending engagement.

Role of Stockholders

As part of its compensation-setting process, the Compensation Committee considers the results of the stockholder advisory vote on our executive compensation from the prior year. Approximately 76% of the votes cast at our 2021 annual meeting were voted in favor of our executive compensation. While the voting result demonstrates a strong level of support for our overall executive compensation program, the Compensation Committee remains dedicated to continuously improving the existing executive compensation program, as demonstrated by the changes for 2021 described above under the heading “Enhancements to Executive Compensation Program for 2021.”

Compensation Practices Related to Risk Management

Our compensation programs are balanced and significantly focused on the long term. Under this structure, the highest amount of compensation can be achieved only through consistent superior performance over sustained periods of time. In addition, some compensation is deferred or generally only realizable upon retirement. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Likewise, the elements of our targeted compensation are balanced among current cash payments, deferred cash payments and equity awards. In addition, our Stock Ownership Guidelines reduce the likelihood of unnecessary risk-taking because our NEOs are required to own a meaningful amount of our stock, which further aligns the interests of our executive officers with our stockholders’ interests in pursuit of long-term value enhancement

The Compensation Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs to confirm that our incentive compensation encourages taking prudent risks and avoiding unnecessary and excessive risks. The Compensation Committee also reviews the relationship between risk management policies and practices, corporate strategy, and senior executive compensation.

Management reviews the Company’s overall compensation structure, considering such factors as the overall mix of compensation, the performance metrics that are used under the Company’s incentive programs, the length of vesting periods where applicable, and the overall relationship of the Company’s compensation programs to the Company’s business risk. In February 2022, management reported the results of its evaluation to the Compensation Committee. In addition, the Compensation Committee’s independent consultant (NFPCC) also conducted a risk assessment of the Company’s overall compensation structure. Based on the risk assessments conducted by management and the Compensation Committee’s independent consultant, the Compensation Committee has concluded that the Company’s compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

Peer Group and Competitive Market Analysis

Each year the Compensation Committee, in consultation with management and with support from its independent compensation consultant, reviews and approves a peer group that is used to provide relevant market context for the Compensation Committee’s decisions. The Compensation Committee does not apply a formulaic approach to setting the NEOs’ compensation at any specific level or percentile against this peer group. However, the Compensation Committee periodically reviews peer group compensation data to assess the competitiveness of our executive compensation practices, structures, and levels.

For purposes of 2021 compensation decisions, the Compensation Committee used the peer group that was recommended by NFPCC, which peer group includes (among other companies) certain peers used by ISS. In general, the peer group reflected similarly sized (based on revenue, market capitalization, enterprise value, asset size, and total stockholder return) publicly traded companies in the diversified support services industry (specifically including aerospace and defense, automotive trading companies and distributors, and federal contracting services). The revised peer group that was recommended by NFPCC (the “2021 Compensation Peer Group”), and adopted by the Compensation Committee, is consistent with the markets in which we operate.

The Compensation Committee and NFPCC reviewed the construct of the 2021 Compensation Peer Group in the fall of 2021 as a market comparison against our existing executive compensation program and to address compensation program elements for 2022. Based upon this review and market conditions, NFPCC recommended adjustments to the 2021 Compensation Peer Group for implementation in 2022. The minor adjustments for the 2022 peer group were part of the direct initiative to include comparable organizations representative of VSE’s diverse segments.

The following illustrates NFPCC’s recommendations for the Company’s 2021 and 2022 Compensation Peer Group:

Peer Company	2021 Peer Group	2022 Peer Group
AAR Corp.	✓	✓
AeroVironment, Inc.		✓
AerSale Corporation		✓
Astronics Corporation	✓	✓
CRA International, Inc.	✓	✓
Cubic Corporation	✓
Dorman Products, Inc.	✓	✓
Ducommun Incorporated	✓	✓
H&E Equipment Services, Inc.	✓	✓
Heritage-Crystal Clean, Inc	✓	✓
Horizon Global Corporation	✓	✓
Huron Consulting Group Inc.	✓	✓
ICF International, Inc.	✓	✓
Kaman Corporation	✓	✓
Kratos Defense & Security Solutions, Inc.	✓	✓
Motorcar Parts of America, Inc.	✓	✓
Standard Motor Products, Inc.	✓	✓
Stoneridge, Inc.	✓	✓
Vectrus, Inc.	✓	✓

2021 Components of Executive Compensation

The three key elements of our executive compensation program are base salary, annual cash incentive awards, and long-term incentives, including equity-based incentive awards and deferred supplemental compensation. The following sets forth the program design, metrics and 2021 payouts with respect to each component of our 2021 NEO compensation program.

Base Salary

Base salary is the principal “fixed” cash element of our executive compensation. The Compensation Committee believes that it is important that each NEO receives a market-competitive base salary that provides an appropriate balance between fixed and “at risk” compensation. The initial base salary of each NEO was established in connection with his or her hiring.

We believe that competitive base salaries are a necessary element of overall compensation in order to attract and retain highly qualified executive officers. While we believe that compensation for the executive team should be weighted towards long-term equity compensation, we recognize the need to broadly align salaries with our peers and the companies we compete with for talent. The Compensation Committee reviews base salaries on an annual basis and may adjust them from time to time, with a goal of providing competitive, fixed cash compensation to the executive officers. The Compensation Committee generally references base salaries near the median for comparable positions in our peer group when making base salary determinations.

For 2021, executive salaries were generally held constant, except for minor cost of living adjustments for certain NEOs. The 2021 base salaries for the NEOs were:

Name	2020 Base Salary Rate	2021 Base Salary Rate	Percentage Increase
John A. Cuomo	$685,000	$712,400	4%
Stephen D. Griffin	$400,000	$400,000	0%
Chad M. Wheeler	$377,731	$377,731	0%
Robert A. Moore	$330,000	$343,200	4%
Benjamin Thomas	$295,000	$300,000	2%
Thomas Kiernan	$347,810	$347,810	0%

Annual Incentive Award

Our NEOs are eligible to earn an annual cash incentive designed to reward and promote achievement of the Company’s short-term business objectives while enhancing stockholder value. The 2021 annual incentive award program (the “2021 AIP”) was based primarily on achieving certain annual financial results established by the Compensation Committee and approved by the Board at the beginning of the year. The Compensation Committee maintains discretion on AIP allocation for all NEOs.

The performance metrics for the 2021 AIP are based upon revenue, operating profit, bookings (only applicable to Mr. Moore and the Federal and Defense Services Segment), free cash flow and a subjective component. The Compensation Committee chose revenue, operating profit, bookings and free cash flow because they are key financial and operational metrics that the executive team and the Board are focused on for 2021. The factors were weighted differently for the corporate team (Messrs. Cuomo, Griffin, and Kiernan) and each of the segment presidents (Messrs. Wheeler, Moore and Thomas). For purposes of the 2021 AIP, revenue, operating profit, and free cash flow may be adjusted by the Compensation Committee to reflect extraordinary or non-recurring events, including items identified as part of the Company's reported adjusted EBITDA and earnings per share. Except for free cash flow, which is measured on a consolidated basis for the Company, each of the other metrics for the segment presidents are based on applicable segment performance. In setting the goals for each metric, the Compensation Committee considered how achievement of the performance goals could be impacted by events expected to occur in the future, and how likely it would be for the goals to be achieved. We believe that the target goals have been established at levels that should be appropriately challenging to attain, and require considerable effort on the part of each NEO to achieve considering both business and market conditions. Achievement of above-target goals (where applicable) is considered to be a “stretch” target given market conditions. The performance metrics for the 2021 AIP also include a subjective component for each NEO, which is based on individual performance as well as contribution to the management team’s execution of the overall vision and strategy for the Company.

The approximate weightings utilized for each metric are detailed below.

Corporate. The 2021 AIP for Messrs. Cuomo, Griffin and Kiernan consisted of four weighted elements as illustrated in the table below:

Executive	Division	Revenue	Operating Profit	VSE Free Cash Flow	Subjective
John A. Cuomo	Corporate	40%	35%	15%	10%
Stephen D. Griffin
Thomas Kiernan

VSE Segments. The 2021 AIP for Messrs. Wheeler, Moore and Thomas consisted of four weighted elements which are measured relative to their respective business segments (other than free cash flow) as illustrated in the table below:

Executive	Division	Segment Revenue	Segment Operating Profit	Segment Bookings	VSE Free Cash Flow	Subjective
Chad M. Wheeler	Fleet Segment	35%	40%	N/A	15%	10%
Robert A. Moore	Federal & Defense Services Segment	30%	20%	40%	N/A	10%
Benjamin Thomas	Aviation Segment	40%	35%	N/A	15%	10%

Target 2021 Annual Incentive Award

After reviewing the 2021 Compensation Peer Group data with its independent compensation consultant, the Compensation Committee set the target bonus percentages and amounts for each NEO for the 2021 AIP. To receive a payout under the 2021 AIP, a NEO must be an employee during the fiscal year that the bonus payment is earned and at the time when the bonus payment is made.

The NEOs’ threshold, target, and maximum opportunities under the 2021 AIP awards (expressed as dollar amounts and as percentages of base salary) were as follows:

		Threshold		Target		Maximum
Name	2021 Base Salary	(%)	($)	(%)	($)	(%)	($)
John A. Cuomo	$712,400	12.5%	$89,050	90%	$641,160	125%	$890,500
Stephen D. Griffin	$400,000	8%	$32,000	50%	$200,000	80%	$320,000
Chad M. Wheeler	$377,731	8%	$30,218	50%	$188,866	80%	$302,185
Robert A. Moore	$343,200	8%	$27,456	50%	$171,600	80%	$274,560
Benjamin Thomas	$300,000	8%	$24,000	50%	$150,000	80%	$240,000
Thomas Kiernan	$347,810	8%	$27,825	50%	$173,905	80%	$278,248

Actual 2021 Annual Incentive Award

For 2021, the Compensation Committee reviewed the performance for each metric to determine the level at which the annual incentive award would be paid out for the year. For purposes of the 2021 AIP, the Compensation Committee approved extraordinary or non-recurring one-time adjustments to revenue, operating profit and free cash flow, which included items identified as part of the company’s reported adjusted EBITDA and earnings per share, Following its review, the Compensation Committee recommended, and the Board approved, the 2021 AIP award payouts for the NEOs.

For each of the Corporate, Fleet, Federal & Defense Services and Aviation segments, the table below sets forth the actual performance level with respect to each of the 2021 AIP metrics as approved by the Compensation Committee.

2021 Annual Incentive Award Performance
Name	Segment	Revenue	Operating Profit	Bookings	VSE Free Cash Flow	Subjective	% of Base Salary
John Cuomo	Corporate	Below Target	Below Target	N/A	Target	Maximum	77%
Stephen D. Griffin	Corporate	Below Target	Below Target	N/A	Target	Maximum	44%
Chad Wheeler	Fleet Segment	Below Target	Below Threshold	N/A	Target	Target	27%
Robert Moore	Federal & Defense Segment	Below Target	Target	Below Target	N/A	Threshold	29%
Benjamin Thomas	Aviation Segment	Maximum	Maximum	N/A	Target	Maximum	76%

For the subjective portion of the 2021 AIP, the Compensation Committee conducted a subjective evaluation following the end of the performance period to determine, with input from the CEO, an achievement level for each continuing NEO based on their accomplishments, and those of the management team as a whole, during 2021. This evaluation considered strategic priorities for each segment and Corporate that are aligned with the broader VSE transformation and growth strategy. Each segment has individual growth objectives and investment priorities which the Compensation Committee evaluates annually and considers as part of the AIP subjective performance evaluation. Details of such evaluations by segment are below.

•Corporate. For Corporate NEOs – Mr. Cuomo and Mr. Griffin – the subjective component was determined in light of the continued success in developing a market leading position for the Aviation and Fleet segments, highlighted by new awards, growth that exceeded market recovery following the COVID-19 pandemic, and more well-defined value propositions that continue the Company’s focus on more diversified revenue. The team completed a secondary equity offering in early 2021 and quickly deployed capital towards two strategic acquisitions that improved firm capabilities and support new revenue streams. The team improved investor outreach and transparency of company vision, strategic priorities, and financial performance which was reflected in the 2021 stock price appreciation. Considering these achievements as well as the Corporate team’s role in continuing to drive progress on VSE’s overall transformation and navigating the challenges from COVID-19, the Compensation Committee recommended the maximum achievement level for the purposes of Mr. Cuomo and Mr. Griffin’s subjective evaluation.

•Aviation. Mr. Thomas’ subjective component was determined in light of the Aviation segment's performance, for which he is the Group President. The Aviation segment exceeded the two segment-specific metrics, revenue and adjusted operating profit, while also successfully navigating the ongoing effects of the pandemic. The recent new business awards, execution of those new awards, renewals of existing agreements, and acquisition and integration success also contributed to the Compensation Committee’s maximum achievement recommendation for the purposes of Mr. Thomas’ subjective evaluation.

•Fleet. Mr. Wheeler’s subjective component was determined in light of the Fleet segment's performance, for which he is the Group President. The Fleet segment has continued to execute on a revenue diversification strategy which is essential to the long-term growth prospects of the segment. The segment worked to offset the effects of supply chain disruptions in its market. Additionally, the segment strongly contributed to the overall free cash flow performance for the company. Considering these dynamics, the Compensation Committee recommended the target achievement level for the purposes of Mr. Wheeler’s subjective evaluation.

•Federal and Defense Services Segment. Mr. Moore’s subjective component was determined in light of the Federal and Defense Services segment performance, for which he is the Group President. The Federal and Defense segment missed targets set by the Board for bookings and revenue, but achieved its operating profit goal. Based on these results the Compensation Committee recommended the threshold achievement level for the purposes of Mr. Moore’s subjective evaluation.

No subjective evaluation was conducted for Mr. Kiernan due to his departure from VSE prior to the Compensation Committee's review of 2021 AIP performance.

As a result of the achievement levels with respect to the AIP metrics described above, the Compensation Committee recommended, and the Board approved, the following 2021 AIP payouts for each NEO.

Name	2021 Base Salary	Target ($)	Total Actual 2021 AIP Payout	Actual as a % of Target	Actual as a % of Salary
John A. Cuomo	$712,400	$641,160	$549,707	86%	77%
Stephen D. Griffin	$400,000	$200,000	$177,115	89%	44%
Chad M. Wheeler	$377,731	$188,866	$102,781	54%	27%
Robert A. Moore	$343,200	$171,600	$98,446	57%	29%
Benjamin Thomas	$300,000	$150,000	$227,580	152%	76%
Thomas Kiernan (1)	$347,810	$173,905	—	—	—
(1) In connection with his departure from VSE in July 2021, Mr. Kiernan forfeited his 2021 AIP opportunity, but received a cash severance payment as further described below.

Long-term Incentive Award

Each year, we grant NEOs long-term incentive awards in the form of equity and cash-based awards. The two components of the Company’s 2021 long-term incentive program are the LTI Program and the DSC Plan. The Compensation Committee determines the amount of these awards, as well as the mix or weighting of these awards.

Long-term Incentive Equity Program

In 2021, the Compensation Committee approved and implemented a long-term incentive equity program for the NEOs (the “LTI Program”). The LTI Program includes a mixture of time-based restricted stock units (“RSUs”), which provide a retention incentive, and performance-based restricted stock units (“PRSUs”), which provide a retention incentive and tie compensation to Return on Equity (“ROE”). The following illustrates VSE’s 2021 long-term incentive equity award structure:

When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation Committee generally reviews the comparison to the peer group, the relative value of each compensation element, VSE’s recent performance, the expense of such awards, and the impact on dilution.

Time-based RSUs. The Compensation Committee grants time-based RSUs to assist in retaining NEOs and increase their stock ownership, which further aligns our NEOs’ interests with those of stockholders. The time-based RSUs represent between 40% and 42% of the total annual long-term equity incentive awards for the NEOs.

The following table sets forth the time-based RSUs that were granted to the NEOs in March of 2021. The units generally vest in three equal installments in March 2022, 2023, and 2024, subject to continuous employment.

Executive	Base Salary	Target % of Salary	Target RSU Award Value	# of RSUs Granted
John A. Cuomo	$712,400	60%	$427,440	10,320
Stephen D. Griffin	$400,000	40%	$160,000	3,863
Chad M. Wheeler	$377,731	40%	$151,092	3,648
Robert A. Moore	$343,200	40%	$137,280	3,314
Benjamin Thomas	$300,000	40%	$120,000	2,897
Thomas Kiernan(1)	$347,810	40%	$139,124	3,493
(1) In connection with his departure from VSE in July 2021, Mr. Kiernan forfeited his 2021 RSU award.

Performance-based RSUs. The performance-based RSUs (“PRSUs”) are equity awards that may be earned based on achievement with respect to pre-established financial goals. PRSUs are subject to a three-year performance period, with one-third of the opportunity eligible to vest based on ROE performance during each year of the performance period.

The 2021 PRSU award is based on the Company’s ROE performance for the three-year period from 2021 to 2023. For each year of the performance period, an ROE performance metric is set at the threshold (below which 0% of such year’s opportunity would be earned) and the maximum (at or above which 100% of such year’s opportunity would be earned), with the actual number of units earned determined based on straight-line interpolation if actual performance falls between those levels. The Compensation Committee established goals for all three performance years in the first quarter of 2021. For the 2021 performance year, the ROE goal at threshold was 7.5% and the ROE goal at maximum was 10%. ROE is calculated by dividing net income by beginning shareholders equity. For purposes of the PRSU awards for 2021, ROE was adjusted by the Compensation Committee to reflect extraordinary or non-recurring events, including items identified as part of the Company's reported adjusted EBITDA and earnings per share. For 2021, the ROE was based on an adjusted shareholders equity to consider the effect of a secondary equity offering that occurred in January 2021.

Additionally, the PRSU program includes a “catch up” opportunity for the second and third year of the performance period based on cumulative ROE performance through the end of such year. For example, after the end of the second year of the performance period, cumulative ROE performance from the beginning of the first year of the performance cycle through the end of the second year of the performance cycle will be measured. The resulting cumulative ROE percentage will then be used to determine a cumulative payout percentage (as measured against the second year ROE targets). If that cumulative payout percentage exceeds the actual number of PRSUs earned for years one and two of the performance cycle, then the excess shares will be earned by the NEO. A similar process will be applied after the end of the third year of the performance period. The number of PRSUs earned for each performance year generally vests in the first quarter of the subsequent year based on continued service.

Maximum 2021 PRSU Opportunity

In March 2021, participants were initially granted a number of unvested units equal to the maximum number of units to which a participant would be entitled to upon achievement of the performance goal at maximum. The following tables sets forth the maximum PRSU award granted to each of the NEOs in March of 2021:

Executive	Base Salary	Maximum PRSUs for 2021-2023
		% of Salary	Maximum Award Value	# of PRSUs Granted
John A. Cuomo	$712,400	90%	$641,160	15,479
Stephen D. Griffin	$400,000	55%	$220,000	5,311
Chad M. Wheeler	$377,731	55%	$207,752	5,016
Robert A. Moore	$343,200	55%	$188,760	4,557
Benjamin Thomas	$300,000	55%	$165,000	3,984
Thomas Kiernan (1)	$347,810	55%	$191,296	4,803
(1) In connection with his departure from VSE in July 2021, Mr. Kiernan forfeited his 2021-2023 PRSU award.

Actual 2021 PRSU Payouts

The Compensation Committee recommended, and the Board approved, the PRSU payouts for the 2021 performance year under the 2021-2023 PRSU awards, based on 2021 ROE performance, as adjusted to take into consideration the same adjustments used in determining the 2021 AIP award. Based on such ROE performance, the PRSU payout would result in the eligible NEOs earning approximately 28% of the maximum number of units allocated to the 2021 performance year. However, the Compensation Committee also took into consideration other factors, including the organic growth generated in both the Aviation and Fleet segments, the successful execution of two strategic acquisitions, the continued successful transformation of company-wide culture, and the goal of retaining the executive team to lead VSE through its multi-year transformation in determining the final PRSU award. In light of those considerations, the Compensation Committee recommended, and the Board approved, a final PRSU payout at 75% of the number of units allocated to the 2021 performance year.

The following table details the number of PRSUs earned for the 2021 performance year that generally vest in March of 2022:

Executive	Maximum Potential PRSUs Vesting in 2022	Actual PRSUs Vesting in 2022
	# of Shares	# of Shares
John A. Cuomo	5,160	3,870
Stephen D. Griffin	1,770	1,328
Chad M. Wheeler	1,672	1,254
Robert A. Moore	1,519	1,139
Benjamin Thomas	1,328	996
Thomas Kiernan(1)	1,601	—
(1) In connection with his departure from VSE in July 2021, Mr. Kiernan forfeited his 2021-2023 PRSU award.

Deferred Supplemental Compensation Plan

VSE has a non-qualified Deferred Supplemental Compensation Plan (“DSC Plan”) for certain VSE corporate officers, including NEOs and other key management representatives. The objective of the DSC Plan is to compensate executives for their contribution to VSE’s profitability. The DSC Plan provides, at the Board’s discretion, for an incentive pool to be created through an annual contribution to the plan subject to two requirements: (1) that the annual funding of the plan not exceed 12% of VSE’s consolidated net income for the year, and (2) that a DSC award not exceed 15% of the participant’s annual salary. Each participant’s potential allocation from the annual contribution bears the same percentage of the annual contribution as that participant’s salary bears to the total annual participant salaries.

Benefits are payable to participants on retirement or resignation, subject to the vesting schedule described below, a two-year non-competition agreement and other plan provisions, or on a change of control of VSE as described below. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution create an additional benefit of promoting executive retention. In general, a NEO’s account under the DSC Plan vests based on the NEO’s years of service with the Company, as follows:

Years of Service	Percent Vest
0 to 2	0%
3	50%
5	100%

The DSC Plan pool for 2021 is approximately $372,171 which equals 15.0% of the cumulative salaries of the 2021 DSC Plan participants. The following illustrates the actual allocation received by the NEOs in 2021:

		2021 DSC Plan Allocation
		(Outcomes)
Executive	Base Salary	% of Salary	Award Value
John A. Cuomo	$712,400	15.0%	$106,860
Stephen D. Griffin	$400,000	15.0%	$60,000
Chad M. Wheeler	$377,731	15.0%	$56,660
Robert A. Moore	$343,200	15.0%	$51,480
Benjamin Thomas	$300,000	15.0%	$45,000
Thomas Kiernan(1)	$347,810	15.0%	—
(1) In connection with his departure from VSE in July 2021,Mr. Kiernan forfeited his 2021 DSC Plan award.

Other Compensation

In addition to the elements of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate, and retain executives critical to our long-term success and to provide a competitive compensation structure. VSE executive officers, including NEOs, are eligible to participate in the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees. During 2021, VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made. Specific amounts contributed to the VSE 401(k) Plan on behalf of the NEOs are included in the “2021 Summary Compensation Table” under the heading “All Other Compensation” set forth below.

We offer an employee stock purchase plan to our employees (including the NEOs) that generally allows participants to purchase VSE Stock at a discount. We believe this plan further enhances the alignment between the interests of our employees (including our NEOs) with those of our stockholders.

During 2021, Mr. Griffin received the remainder of an initial cash amount, intended to address certain compensation he forfeited from a previous employer, that was negotiated under the terms of his 2020 employment agreement (as previously disclosed).

Employment Agreements and Severance Arrangements

During 2021, the Company was a party to employment agreements with each of the NEOs. In December 2021, the Company entered into amended employment agreements with Messrs. Cuomo, Griffin and Thomas, and entered into a new employment agreement with Mr. Wheeler. The amended employment agreements were effective January 1, 2022. Information regarding the key terms of these agreements is summarized in the “Executive Compensation” section below under the caption “Potential Payments Upon Termination or Change in Control.”

On April 26, 2021, the Company entered into a separation and release agreement with Mr. Kiernan in connection with his departure from VSE effective July 2, 2021. Pursuant to the separation and release agreement, in addition to certain accrued compensation and benefits, Mr. Kiernan received a lump sum cash payment equal to $663,305 in connection with his departure, subject to his execution of a customary release of claims in favor of VSE.

In general, the severance provisions provided under our agreements are designed to promote stability and continuity of senior management. The actual benefits and payments to be made to each NEO, as set forth in the employment agreements, were determined based on the Compensation Committee’s judgment and advice received by the Compensation Committee from its independent compensation consultant. Information regarding the key terms of these agreements is summarized in the “Executive Compensation” section below under the caption “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Compensation Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our stockholders. We have implemented stock ownership guidelines that require continuing NEOs to maintain consistent ownership of VSE stock based on a multiple of the executive’s annual base salary as set forth below:

Name	Ownership Requirement
John A. Cuomo	5x base salary
Stephen D. Griffin	3x base salary
Chad M. Wheeler	3x base salary
Robert A. Moore	3x base salary
Benjamin Thomas	3x base salary

Clawback Policy

We have adopted a compensation recovery policy that applies to “officers” of the Company (for purposes of Section 16 of the Exchange Act). Pursuant to this policy, the Board may direct the Company to recover any or all bonuses, incentive-based compensation and equity-based compensation awarded or paid to a current or former employee who was a Section 16 officer at the time of the award, in the event of a material misstatement of the Company’s previously reported financial results that occurred within three years preceding the date on which the Company is required to prepare a restatement.

Hedging and Pledging Policy

We consider it inappropriate for any director, officer or participant in VSE’s long-term incentive plan to engage in any transaction in which they may profit from short-term speculative swings in the value of VSE’s securities or pledge our Stock in lending transactions. Accordingly, our policy prohibits these individuals from engaging in transactions designed to hedge or offset any decrease in the market value of VSE Stock that they own, including, among other things, the purchase or sale of put and call options, short sales and pledging VSE’s securities as collateral.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed its contents with VSE management. Based on the review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement and, through incorporation by reference, in our Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee:	John E. Potter, Chair
Calvin S. Koonce
Bonnie K. Wachtel
Mark E. Ferguson III

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The table below summarizes the total compensation of each of the NEOs in each of the last three fiscal years, as applicable.

Name and Principal Position _________________ (a)	Year _____ (b)	Salary ($) ________ (c)	Bonus ($)(1) ________ (d)	Stock Awards ($) (2) _________ (e)	Option Awards ($) ______ (f)	Non-Equity Incentive Plan Compensation ($) (3) _____________ (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) _____________ (h)	All Other Compensation ($) (4) _____________ (i)	Total ($) __________ (j)
John A. Cuomo CEO and President	2021	712,400	—	972,458	—	549,707	—	113,938	2,348,503
	2020	685,000	—	305,500	—	207,141	—	230,600	1,428,241
	2019	485,208	25,000	2,143,862	—	274,000	—	228,431	3,156,501
Stephen D. Griffin Senior Vice President and Chief Financial Officer (5)	2021	400,000	75,000	347,016	—	177,115	—	143,156	1,142,287
	2020	41,667	150,000	480,834	—	10,444	—	127,543	810,488

Chad M. Wheeler Group President, Fleet Segment	2021	377,731	—	327,673	—	102,781	—	68,260	876,445
	2020	377,731	—	75,546	—	78,347	—	150,434	682,058
	2019	377,731	—	113,319	—	100,000	—	132,074	723,124
Robert A. Moore President, Federal and Defense Services Segment (5)	2021	343,200	—	297,727	—	98,446	—	63,080	802,453
	2020	330,000	—	66,000	—	133,817	—	131,000	660,817

Benjamin A. Thomas Group President, Aviation Segment (5)	2021	300,000		260,242		227,580		90,810	878,632

Thomas M. Kiernan, Former Vice President, General Counsel and Corporate Secretary (6)	2021	167,478	—	313,798	—	—	—	671,230	1,152,506
	2020	347,811	—	104,562	—	62,541	—	122,700	637,614
	2019	347,811	—	104,343	—	121,734	—	122,500	696,388

Notes to 2021 Summary Compensation Table

1.The amount reported in column (d) for 2021 represents the portion of Mr. Griffin’s cash sign-on bonus that was paid to him in 2021.

2.The amounts reported in column (e) for 2021 represent stock awards granted under our 2006 Restricted Stock Plan. The amounts in this column reflect the aggregate grant date fair values of RSU and PRSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts with respect to PRSU awards reflect the values at the grant date based on the probable outcome of the applicable performance conditions. Assuming maximum achievement of the PRSU performance conditions, the aggregate grant date fair values included in this column with respect to 2021 PRSU awards would be as follows: $641,140 for Mr. Cuomo; $219,982 for Mr. Griffin; $207,763 for Mr. Wheeler; $188,751 for Mr. Moore; $165,017 for

Mr. Thomas; and $198,940 for Mr. Kiernan. The assumptions used to value these awards can be found in Note 10 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

3.The amounts reported in column (g) for 2021 represent amounts earned by the NEOs under the 2021 AIP, which program is discussed above under “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Annual Incentive Award.”

4.The amounts reported in column (i) include 401(k) plan matching contributions allocated to each of the NEOs’ accounts for 2021 pursuant to the VSE Employee 401(k) Plan discussed above under “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Other Compensation” (Mr. Cuomo - $7,078; Mr. Griffin - $9,751; Mr. Wheeler - $11,600; Mr. Moore - $11,600; Mr. Thomas - $9,808; and Mr. Kiernan - $7,925). Also included in column (i) is the amount allocated to each NEO’s account for 2021 under the DSC Plan. See discussion above under “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Deferred Supplemental Compensation Plan” (Mr. Cuomo - $106,860; Mr. Griffin - $60,000; Mr. Wheeler - $56,660; Mr. Moore - $51,480; and Mr. Thomas - $45,000). Column (i) also includes the portion of relocation payments under Mr. Griffin's employment agreement attributable to 2021 ($14,269), as well as tax reimbursements related to such relocation payments ($59,136) for 2020 and 2021. Pursuant to his employment agreement, Mr. Thomas also received $36,000 for temporary housing, which amount is reflected in column (i). Following Mr. Kiernan’s termination as an employee on July 2, 2021, he received a lump sum cash severance payment of $663,305, which amount is reflected in column (i).

5.Mr. Griffin became VSE’s CFO and Senior Vice President on November 9, 2020, and Mr. Thomas became the President of our Aviation Segment on October 12, 2020. No information is provided for Mr. Griffin or Mr. Moore for years prior to 2020, or for Mr. Thomas for years prior to 2021, because such NEOs were not NEOs at any point prior to such years.

6.Mr. Kiernan ceased serving as Vice President, General Counsel and Corporate Secretary and separated from employment on July 2, 2021.

2021 Grants of Plan-Based Awards

The table below reports all grants of plan-based awards to each of the NEOs for the year ended December 31, 2021.

Name ________ (a)	Award Type ________	Grant Date ________ (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#/$)(3) ________ (i)	Grant Date Fair Value of Stock and Option Awards ($)(4) _________ (l)
			Threshold ($) _________ (c)	Target ($) _________ (d)	Maximum ($) _________ (e)	Threshold (#) _________ (f)	Target (#) _________ (g)	Maximum (#) _________ (h)
John A. Cuomo	PRSU	3/8/21	—	—	—	—	15,479	—	—	545,004
	RSU	3/8/21	—	—	—	—	—	—	10,320	427,454
	2021 AIP		89,050	641,160	890,500	—	—	—	—	—
Stephen D. Griffin	PRSU	3/8/21	—	—	—	—	5,311	—	—	187,011
	RSU	3/8/21	—	—	—	—	—	—	3,863	160,005
	2021 AIP		32,000	200,000	320,000	—	—	—	—	—
Chad M. Wheeler	PRSU	3/8/21	—	—	—	—	5,016	—	—	176,573
	RSU	3/8/21	—	—	—	—	—	—	3,648	151,100
	2021 AIP		30,218	188,866	302,185	—	—	—	—	—
Robert A. Moore	PRSU	3/8/21	—	—	—	—	4,557	—	—	160,461
	RSU	3/8/21	—	—	—	—	—	—	3,314	137,266
	2021 AIP		27,456	171,600	274,560	—	—	—	—	—
Benjamin A. Thomas	PRSU	3/8/21	—	—	—	—	3,984	—	—	140,248
	RSU	3/8/21	—	—	—	—	—	—	2,897	119,994
	2021 AIP		24,000	150,000	240,000	—	—	—	—	—
Thomas M. Kiernan (5)	PRSU	3/8/21	—	—	—	—	4,803	—	—	169,118
	RSU	3/8/21	—	—	—	—	—	—	3,493	144,680
	2021 AIP		27,825	173,905	278,248	—	—	—	—	—

Notes to Grants of Plan-Based Awards Table

1.The amounts reported in these columns represent possible payouts to the NEOs under the 2021 AIP, as further described above under “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Annual Incentive Award."

2.The amounts in the “Target” column relate to PRSUs which are subject to performance goals and represent the full amount of the award assuming maximum achievement. The PRSUs are subject to a three-year performance period, with one-third of the opportunity eligible to vest based on ROE performance during each year of the performance period, and a potential “catch-up” number of PRSUs eligible to vest following the second and third years of the performance period. Any amount earned with respect to an applicable performance year generally vests on March 31 of the immediately following year. The PRSUs do not have a “Threshold” level of attainment, as the amount earned for each performance year is determined based on straight-line interpolation from 0% to 100%, depending on performance achievement. The PRSUs do not have a “Maximum” level of attainment, as an NEO cannot earn PRSUs in excess of the “Target” award. For further information regarding the terms of these awards, see “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Long-Term Incentive Awards.”

3.Amounts in this column represent the number of RSUs that were awarded during fiscal 2021, which RSUs generally vest in substantially equal installments on March 31 of 2022, 2023 and 2024.

4.Amounts represent the grant date fair value of stock awards granted in 2021, computed in accordance with ASC 718. For PRSUs, the value represents the value at the grant date based on the probable outcome the performance conditions.

5.Mr. Kiernan’s equity awards were forfeited in connection with is separation agreement in July 2021.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

See “Compensation Discussion and Analysis” above for a description of the 2021 AIP and the 2021 RSU and PRSU awards pursuant to which the amounts listed in the “2021 Grants of Plan-Based Awards” table were paid or awarded and the criteria for such payments and awards. For information regarding our individual agreements with the NEOs, see the section below titled “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2021 Fiscal Year End Table

The table below reports all outstanding equity awards for each of the NEOs for fiscal year ended December 31, 2021.

		Stock awards
Name _______________________ (a)	Award Date ________	Number of Shares or Units of Stock That Have Not Vested (#) ______________ (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) ______________ (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) ______________ (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) ______________ (j)
John A. Cuomo	3/8/21	3,870(2)	235,838	11,609(3)	707,452
	3/8/21	10,320(4)	628,901	—	—
	1/1/20	(5)	203,667	—	—
	4/14/19	(6)	91,334	—	—
	4/14/19	19,267(7)	1,174,131
Stephen D. Griffin	3/18/21	1,328(2)	80,928	3,983(3)	242,724
	3/18/21	3,863(4)	235,411
	11/9/20	(5)	5,556	—	—
Chad M. Wheeler	3/8/21	1,254(2)	76,419	3,762(3)	229,256
	3/8/21	3,648(4)	222,309	—	—
	1/1/20	(5)	50,364	—	—
	1/1/19	(6)	37,773	—	—
Robert A. Moore	3/8/21	1,139(2)	69,411	3,418(3)	208,293
	3/8/21	3,314(4)	201,955	—	—
	1/1/20	(5)	44,000	—	—
Benjamin A. Thomas	3/8/21	996(2)	60,696	2,988(3)	182,089
	3/8/21	2,897(4)	176,543	—	—
	1/1/20	(5)	39,333	—	—
Thomas M. Kiernan(8)		—	—	—	—

Notes to Outstanding Equity Awards Table

1.For the 2021 RSU and PRSU awards, the amounts shown are based on $60.94, the closing price of the stock on December 31, 2021. Supplemental restricted stock awards and performance-based restricted stock awards granted prior to 2021 are denominated in dollars and convert into restricted stock based on the fair market value (closing market price) of VSE Stock at the date of conversion (generally after vesting). Accordingly, the number of unvested shares underlying such awards as of December 31, 2021 is not determinable. The amount set forth in column (h) with respect to each such award represents the earned (based on the level of performance achieved over the applicable performance period, to the extent applicable) and unvested dollar value that has not yet vested or been converted into shares as of December 31, 2021.

2.This amount reflects the portion of the 2021-2023 PRSU award that was earned based on achievement of the applicable performance goals for the 2021 performance year and will generally vest on March 31, 2022.

3.These amounts reflect (A) the portion of 2021 PRSU awards that can be earned based on the achievement of one-year and two-year cumulative ROE performance as of the end of the 2022 performance year (up to 6,450 for Mr. Cuomo, 2,212 for Mr. Griffin, 2,090 for Mr. Wheeler, 1,899 for Mr. Moore, and 1,660 for Mr. Thomas), plus (B) the portion of the 2021 PRSU awards that can be earned based on achievement of one-year and three-year cumulative ROE performance as of the end of the 2023 performance year (the remainder of the amount reported for each NEO). The amount actually earned with respect to each such performance year will generally vest on March 31 of the immediately following fiscal year. Amounts reported reflect the maximum number of shares that may earned under the awards for the remainder of the performance period. For more information regarding the terms of these awards, see “Compensation Discussion and Analysis—2021 Components of Executive Compensation—Long-Term Incentive Awards.”

4.These amounts represent RSU awards granted in 2021 that generally vest in substantially equal installments on March 31, 2022, March 31, 2023, and March 31, 2024.

5.Represents supplemental restricted stock awards and the earned and unvested portion of performance-based restricted stock awards granted in 2020 that will generally vest (or vested) in substantially equal annual installments over three years.

6.Represents the earned and unvested portion of performance-based restricted stock awards granted in 2019 that vested on March 11, 2022.

7.Represents the unvested portion of RSUs granted in 2019 that will generally vest on April 14, 2022.

8.In connection with Mr. Kiernan’s separation agreement, all unvested PRSUs and RSUs were forfeited.

2021 Option Exercises and Stock Vested

The following table reports stock awards vested for the NEOs during the fiscal year ended December 31, 2021.

	Stock Awards
Name ____________________________________________________ (a)	Number of Shares Acquired on Vesting (#) (1) _______________________ (d)	Value Realized on Vesting ($) ___________________ (e)
John A. Cuomo	23,931	1,033,015
Stephen D. Griffin	5,067	306,528
Chad M. Wheeler	2,606	107,923
Robert A. Moore	531	22,000
Benjamin A. Thomas	8,225	387,017
Thomas M. Kiernan	2,699	111,794

Notes to Option Exercises and Stock Vested Table

1.The number of shares acquired pursuant to the Restricted Stock Plan on vesting reported in column (d) includes shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law, as follows: Mr. Cuomo, 6,313 shares; Mr. Griffin, 24 shares; Mr. Moore, 125 shares; Mr. Thomas, 141 shares; Mr. Wheeler, 702 shares and Mr. Kiernan, 813 shares. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock on the vesting date, including the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law.

2021 Pension Benefits

VSE does not provide defined benefit pension arrangements or post-retirement health coverage for executives or other employees.

2021 Non-Qualified Deferred Compensation

The following table provides information related to potential benefits payable to each NEO under VSE’s DSC Plan or Restricted Stock Plan as of and for the year ended December 31, 2021.

Name (1) ________________ (a)	Plan _____________	Executive Contributions in Last FY ($) ____________ (b)	VSE Contributions in Last FY (2) ($) ___________ (c)	Aggregate Earnings in Last FY(2) ($) ____________ (d)	Aggregate Withdrawals/ Distributions (3) ($) ___________ (e)	Aggregate Balance at Last FYE (3)(4) ($) ____________ (f)
John A. Cuomo	DSC Plan	—	106,860	82,555	—	725,360
Stephen D. Griffin	DSC Plan	—	60,000	4,095	—	82,681
	Restricted Stock Plan	—	—	—	303,750	304,700
Chad M. Wheeler	DSC Plan	—	56,660	106,471	—	1,115,040
Robert A. Moore	DSC Plan	—	51,480	20	—	183,511
Benjamin A. Thomas	DSC Plan	—	45,000	3,899	—	69,850
Thomas M. Kiernan	DSC Plan	—	—	246,767	—	1,902,765

Notes to Non-Qualified Deferred Compensation Table

1.Mr. Cuomo, Mr. Griffin, Mr. Moore, Mr. Thomas, Mr. Wheeler and Mr. Kiernan have been participants for approximately 3 years, 1 year, 2 years, 1 year, 11 years and 13 years, respectively.

2.Amounts reported in column (c) are reported in the 2021 Summary Compensation Table in the “All Other Compensation” column. Aggregate earnings reported in column (d) are not reported in the 2021 Summary Compensation Table.

3.The amount in column (e) reflects the value of 5,000 vested but deferred shares that were distributed to Mr. Griffin on November 9, 2021, based on the closing price of our Stock on such date ($60.75). The Restricted Stock Plan amount in column (f) reflects the value of Mr. Griffin’s 5,000 remaining vested but deferred shares as of December 31, 2021, based on the closing price of our Stock on such date ($60.94).

4.Amounts reported in column (f) for the DSC Plan include aggregate contributions that were reported as compensation to the NEOs in our Summary Compensation Tables for previous years and aggregate earnings that were not reported as compensation. The amount reported for Mr. Griffin includes $5,253 that was inadvertently omitted from the Non-Qualified Deferred Compensation Table included in our 2021 proxy statement. Aggregate contributions to the DSC Plan previously reported in the Summary Compensation Tables for the years 2000 through 2021, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were as follows:

Aggregate Company DSC Plan Contributions and Earnings, 2008-2021

Name	Aggregate Company Contributions ($)	Aggregate Earnings ($)
John A. Cuomo	545,260	180,100
Stephen D. Griffin	78,586	4,095
Chad M. Wheeler	780,093	334,947
Robert A. Moore	183,480	31
Benjamin A. Thomas	65,951	3,999
Thomas M. Kiernan	992,250	910,515

Narrative to Non-Qualified Deferred Compensation Table

The DSC Plan is a non-qualified, noncontributory plan that was originally adopted by the Board in 1994. The DSC Plan provides, at the Board’s discretion, for an annual contribution to the plan not to exceed 12% of our consolidated net income for the year. Each officer’s allocation from the annual contribution bears the same percentage to the annual contribution as that officer’s salary bears to total annual participant salaries. For 2021 an annual contribution of 8% of our consolidated net income (approximately $382,000, as adjusted for non-recurring items) was authorized and allocated to 7 participant accounts, including a total of approximately $320,000 allocated to the NEOs’ accounts. For 2021, awards may not exceed 15% of any participant’s annual salary.

Benefits under the DSC Plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or if a change of control of VSE occurs. Our contributions to the DSC Plan are irrevocable and shall be used to pay benefits under the plan, subject to the claims of our general creditors.

Our annual contribution to the DSC Plan is deposited in a plan trust. The aggregate annual contribution is allocated for the benefit of each of the participants and credited to each of their respective employer contribution accounts. Participants make investment elections for their respective account balances and annual contributions from a group of life insurance (COLI) investment funds managed by Lincoln Financial Group. For more information regarding the terms of the DSC Plan, see above under “Executive Compensation Components-Long-Term Incentive Compensation.”

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments to our NEOs on termination of employment or a change in control of VSE, other than with respect to Mr. Kiernan, whose actual arrangement in connection with his 2021 separation is described below in this section. The amounts shown assume that such termination and (as applicable) change in control was effective as of December 31, 2021 and that the share price at the time of termination was the closing price of our stock on December 31, 2021 ($60.94), and are estimates of the amounts that would be paid to the NEOs on their termination. The actual amounts to be paid can only be determined at the time of such NEOs’ separation from VSE or any of our subsidiaries.

Potential Payments Upon Termination or Change in Control Table (1)

Name	Benefit	Termination Without Cause ($)	Termination on Change of Control ($)
John A. Cuomo	Cash Severance	1,080,125	1,792,525
	DSC Plan	725,360	725,360
	Equity Awards	3,041,323	3,041,323
Stephen D. Griffin	Cash Severance	600,000	400,000
	DSC Plan	82,681	82,681
	Equity Awards	564,619	564,619
Chad M. Wheeler (2)	Cash Severance	377,731	377,731
	DSC Plan	1,115,040	951,909
	Equity Awards	616,121	616,121
Robert A. Moore	Cash Severance	343,200	343,200
	DSC Plan	183,511	183,511
	Equity Awards	—	—
Benjamin A. Thomas	Cash Severance	450,000	300,000
	DSC Plan	69,950	69,950
	Equity Awards	458,661	458,661

Notes to Potential Payments Upon Termination or Change in Control Table

1.The table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees (for example, qualified benefit plan distributions and payment for unused vacation pay). For information regarding the amounts set forth in this table, see the narrative discussion below.

2.Although we do not have a formal severance arrangement with Mr. Wheeler that was in effect during fiscal 2021, we have assumed for purposes of this disclosure that Mr. Wheeler would receive a payment equal to one year of his base salary, full vesting of his outstanding equity awards, and full vesting of his DSC plan rights in the event of his termination of employment by the Company without cause occurring on December 31, 2021.

Narrative to Potential Payments Upon Termination or Change in Control Table.

Employment Agreements in Effect During 2021

Prior Employment Agreement with John Cuomo, President and CEO

During 2021, we were party to an employment agreement, dated March 15, 2019, with Mr. Cuomo, which provided for the basic terms and conditions of Mr. Cuomo’s employment and compensation, including initial compensation awards as previously disclosed. The agreement included certain customary restrictive covenants. The agreement also included the severance compensation provisions described below, which would have applied in the event of a qualifying termination of Mr. Cuomo’s employment occurring on December 31, 2021.

Under the employment agreement, if Mr. Cuomo’s employment had been terminated because of death or disability, he or his beneficiary, as the case may be, would have been paid his annual base salary then in effect for one full year from the date of death or disability and a lump sum equal to the annual bonus for the year of termination, based on an estimate of performance through the termination date and prorated to reflect Mr. Cuomo’s service during the year of termination (subject to adjustment once actual performance for the full performance year was determined) (the “Annualized Performance Bonus”). If Mr. Cuomo's employment had been terminated by VSE without “Cause” (as defined in the employment agreement) with 30 days’ prior notice, other than in the circumstances described in the following paragraph, Mr. Cuomo would have been entitled to, among other things, continued medical benefits for 18 months, automatic vesting of restricted stock, RSUs or similar rights, automatic vesting of rights under the DSC Plan, and a lump sum cash payment equal to 150% of the sum of his base salary in effect as of the termination date and the Annualized Performance Bonus.

If a termination by VSE without Cause had occurred during the period beginning on the 90th day preceding a “change of control” (as defined in the employment agreement) and ending on the earlier of the first anniversary of the change of control and the date the term of the agreement expired pursuant to its terms (a “Change in Control Termination”), Mr. Cuomo would have been entitled to, among other things, a lump sum cash payment equal to 2.5 times the sum of his base salary and the Annualized Performance Bonus, subject to certain adjustments, continued medical benefits for 18 months, automatic vesting of restricted stock, RSUs or similar rights, and automatic vesting of rights under the DSC Plan. Mr. Cuomo could terminate the employment agreement for “Good Reason” (as defined in the employment agreement), on 30 days' notice, and in such event Mr. Cuomo would have been entitled to, among other things, a lump sum cash payment equal to the sum of two times his annual base salary and the Annualized Performance Bonus, subject to certain adjustments, continued medical benefits for 18 months, automatic vesting of restricted stock, RSUs or similar rights, and automatic vesting of rights under the DSC Plan.

Prior Employment Agreement with Stephen Griffin, CFO

During 2021, we were party to an employment agreement, dated October 14, 2020, with Mr. Griffin, which provided for the basic terms and conditions of Mr. Griffin’s employment and compensation, as previously disclosed. The employment agreement included certain customary restrictive covenants. The employment agreement also included the severance compensation provisions described below, which would have applied in the event of a qualifying termination of Mr. Griffin’s employment occurring on December 31, 2021.

Pursuant to his employment agreement, if Mr. Griffin’s employment had been terminated effective as of the expiration of the initial two-year term or sooner by us without “cause” (as defined in the employment agreement), by the Company electing not to renew the term of the agreement, or by Mr. Griffin for “good reason” (as defined in the employment agreement), in addition to accrued compensation, (1) we would have made a severance payment to Mr. Griffin equivalent to 18 months of his base salary, (2) we would have paid Mr. Griffin the cash equivalent of all unvested rights of Mr. Griffin under the DSC Plan, and (3) all restricted stock, RSUs or similar rights granted to Mr. Griffin would have vested in full.

If a “change in control” (as defined in Mr. Griffin’s employment agreement) had resulted in VSE or its successor rejecting Mr. Griffin’s employment within two years after the change in control, Mr. Griffin would have been entitled to a payment in an amount equal to one year of his base salary, plus any bonus that had been earned but not paid. In such event all unvested rights of Mr. Griffin under the DSC Plan would have vested in full.

Severance payments under Mr. Griffin’s prior employment agreement were generally subject to Mr. Griffin’s execution of a release of claims in favor of the Company.

Employment Agreement with Robert Moore, Federal & Defense Services Segment President

We are party to an employment agreement, dated September 24, 2019, with Mr. Moore, pursuant to which Mr. Moore was entitled to an initial base salary of $330,000 per year and eligibility to participate in VSE’s bonus plan consistent with our other NEOs, in our benefit plans that are generally provided to our executive officers as in effect from time to time, and in our DSC Plan and Restricted Stock Plan. The term of the employment agreement automatically renewed on September 30, 2021 to be effective until September 30, 2022, and is subject to additional automatic extensions for successive one-year periods unless notice not to renew is given by VSE or Mr. Moore, at least 30 days prior to the expiration of the applicable term.

Pursuant to his employment agreement, if Mr. Moore’s employment had been terminated effective as of the expiration of the initial two-year term or sooner by us without “cause” (as defined in the employment agreement), in addition to accrued compensation, we would have made a severance payment to Mr. Moore equivalent to the monthly average of his base salary for the preceding 18 months. If, after the initial two-year term of his employment agreement, we terminate Mr. Moore’s employment without cause, in addition to accrued compensation, we will pay Mr. Moore an additional severance payment equivalent to the monthly average of his base salary for the preceding 12 months or 18 months (depending upon the non-solicitation and non-competition period selected by the Company). We will provide similar benefits to Mr. Moore if he terminates his employment for “good reason” (as defined in his employment agreement).

If a “change in control” (as defined in Mr. Moore’s employment agreement) results in VSE or its successor rejecting Mr. Moore’s employment within two years after the change in control, Mr. Moore will be entitled to a payment in an amount equal to one year of his base salary, plus any bonus that has been earned but not paid.

Severance payments under Mr. Moore’s employment agreement are generally subject to Mr. Moore’s execution of a release of claims in favor of the Company. The employment agreement also includes customary confidentiality, non-competition and non-solicitation provisions.

Employment Agreement with Benjamin Thomas, Aviation Segment President

During 2021, we were party to an employment agreement, dated September 21, 2020, with Mr. Thomas, which provided for the basic terms and conditions of Mr. Thomas’s employment and compensation. In connection with his employment agreement, Mr. Thomas received $36,000 in temporary housing in 2021. The employment agreement included certain customary restrictive covenants. The employment agreement also included the severance compensation provisions described below, which would have applied in the event of a qualifying termination of Mr. Thomas’s employment occurring on December 31, 2021.

Pursuant to his employment agreement, if Mr. Thomas’s employment had been terminated effective as of the expiration of the initial two-year term or sooner by us without “cause” (as defined in the employment agreement), or by Mr. Thomas for “good reason” (as defined in the employment agreement), in addition to accrued compensation, (1) we would have made a severance payment to Mr. Thomas equivalent to 18 months of his base salary, (2) we would have paid Mr. Thomas the cash equivalent of all unvested rights of Mr. Thomas under the DSC Plan, and (3) all restricted stock, RSUs or similar rights granted to Mr. Thomas would have vested in full.

If a “change in control” (as defined in Mr. Thomas’s employment agreement) had resulted in VSE or its successor rejecting Mr. Thomas’s employment within two years after the change in control, Mr. Thomas would have been entitled to a payment in an amount equal to one year of his base salary, plus any bonus that had been earned but not paid. In such event all unvested rights of Mr. Thomas under the DSC Plan would have vested in full. In the event of certain change in control events involving VSE’s Aviation segment, all restricted stock, RSUs or similar rights granted to Mr. Thomas would have vested in full.

Severance payments under Mr. Thomas’s prior employment agreement were generally subject to Mr. Thomas’s execution of a release of claims in favor of the Company.

Severance Agreement with Mr. Kiernan, Prior Vice President and General Counsel

During his employment with the Company, VSE was party to a severance agreement with Mr. Kiernan. Pursuant to his severance agreement, on a termination of Mr. Kiernan’s employment with VSE without "cause" or his resignation for “good reason” (as such terms are defined in his severance agreement), in addition to certain accrued compensation and benefits, Mr. Kiernan would be entitled to receive, generally subject to the execution of a release agreement and compliance with customary restrictive covenants, a severance benefit equal to continuation of his base salary for 12 months, plus the pro-rata value up to the date of termination of any additional compensation plans in which he then participated, including our performance bonus plan, DSC Plan, and Restricted Stock Plan, payable in installments in accordance with the Company’s payroll practices.

On April 26, 2021, VSE entered into a separation and release agreement with Mr. Kiernan in connection with his departure from VSE effective July 2, 2021. Pursuant to the separation and release agreement, in addition to certain accrued compensation and benefits, Mr. Kiernan received a lump sum cash payment equal to $663,305 in connection with his departure, subject to his execution of a customary release of claims in favor of VSE. Mr. Kiernan’s separation and release agreement also includes certain customary restrictive covenants, including confidentiality, non-competition, mutual non-disparagement, and employee and customer non-solicitation provisions.

New Employment Agreements

On December 7, we entered into amended employment agreements with each of Mr. Cuomo, Mr. Griffin and Mr. Thomas that superseded and replaced their prior employment agreements, and we entered into a new employment agreement with Mr. Wheeler. We refer to these agreements as the “New Employment Agreements.”

•Term. In general, Mr. Cuomo’s New Employment Agreement has a term beginning on January 1, 2022 and ending on January 1, 2025, and Messrs. Griffin, Wheeler and Thomas’s New Employment Agreements have terms beginning on January 1, 2022 and ending on January 1, 2024. At the end of the initial term of each agreement and on each anniversary thereafter, unless VSE gives the executive 60 days written notice (or 120 days for Mr. Cuomo) that the term will not be extended, the term will be extended for an additional year.

•Base Salary and Benefits. The New Employment Agreements provide for minimum annual base salary rates of $800,000 for Mr. Cuomo, $430,000 for Mr. Griffin, $348,000 for Mr. Thomas, and $377,731 for Mr. Wheeler. In

addition, the employment agreements provide for participation in certain employee benefit plans (including the DSC Plan), reasonable paid time off, and other customary fringe benefits.

•Annual Cash Incentive Compensation. Each executive is entitled to an annual performance-based cash incentive compensation opportunity. Mr. Cuomo and Mr. Griffin’s annual cash incentive opportunities will be targeted at no less than 100% of base salary and 65% of base salary, respectively.

•Long-Term Incentive Compensation. Each executive is eligible to participate in VSE’s annual long-term incentive compensation program as in effect from time to time for senior executives of VSE, in accordance with the approval of the Compensation Committee and the terms of the applicable compensation plans and related agreements. Mr. Cuomo’s target annual equity or long-term incentive award opportunity will be at least 220% of base salary.

•Restrictive Covenants. The New Employment Agreements include certain customary restrictive covenants in favor of VSE, including non-disclosure, non-competition, employee and customer non-solicitation and non-disparagement provisions.

•Benefits Upon Certain Terminations. The executives are entitled under the New Employment Agreements to certain payments and benefits in the event of certain termination circumstances. In general, payment of these benefits is contingent upon the executive’s execution and non-revocation of a release of claims against VSE.

•If VSE terminates the executive’s employment other than due to “cause” (as defined in the New Employment Agreements), death or disability (including by providing notice that the employment term will not be extended), or if the executive terminates employment for “good reason” (as defined in the New Employment Agreements) (in each case, a “Qualifying Termination”), and such Qualifying Termination occurs within two years after a “change in control” (as defined in the New Employment Agreements), or, for Mr. Cuomo only, during the 8-month period ending on a change in control (the “Change in Control Period”), we will pay the executive (in addition to certain accrued compensation and benefits) (1) for Messrs. Cuomo and Griffin, a lump sum in cash equal to two times (or, for Mr. Cuomo, 2.25 times) the sum of the executive’s annual base salary and target annual cash incentive award (without regard to any reduction thereto), (2) for Messrs. Wheeler and Thomas, a lump sum in cash equal to (A) 1.5 times the executive’s annual base salary (without regard to any reduction thereto) plus (B) one times the executive’s target annual cash incentive award (without regard to any reduction thereto), and (3) for each executive, a lump sum in cash equal to the executive’s accrued but unvested benefits under the DSC Plan. In addition, the executive’s outstanding and unvested time-based and performance-based restricted stock, RSUs or similar rights to acquire capital stock of VSE will vest in full (with performance-based awards vesting at target).

•If the executive experiences a Qualifying Termination other than during the Change in Control Period, we will pay the executive (in addition to certain accrued compensation and benefits) (1) for Mr. Cuomo, a lump sum in cash equal to two times the sum of his annual base salary and target annual cash incentive award (without regard to any reduction thereto), (2) for the other executives, a lump sum in cash equal to 1.5 times the executive’s annual base salary (without regard to any reduction thereto), and (3) a lump sum in cash equal to the executive’s accrued but unvested benefits under the DSC Plan.

•Under Mr. Cuomo’s New Employment Agreement, VSE may elect to continue making payments to him equivalent to his annual base salary for a period of time equivalent to the period of certain of his non-competition covenants under the New Employment Agreement in other termination scenarios.

•The New Employment Agreements include a “best net” provision, which generally provides that if certain severance payments are subject to excise tax under Section 280G of the Internal Revenue Code, the payments will be reduced to the greatest amount that could be paid without giving rise to such excise tax, unless the executive would be in a better after-tax position after receiving all payments and paying any applicable excise tax.

Pay Ratio Disclosure

The following information about the relationship between the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than the CEO and the annual total compensation of Mr. Cuomo, our CEO and President (and Principal Executive Officer or “PEO”), is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act. Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate. The Company believes its compensation philosophy and process yield an equitable result and is presenting such information for 2021 in accordance with the required disclosure as follows:

Median Employee annual total compensation	$57,026
Mr. Cuomo (“PEO”) 2021 annual total compensation	$2,384,503
Ratio of PEO to Median Employee annual total compensation	41:1

For purposes of this pay ratio disclosure, 2021 PEO annual total compensation represents the total compensation reported for Mr. Cuomo under the “2021 Summary Compensation Table.” Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.

In determining the median employee, a listing was prepared of all full time, part time, seasonal and temporary employees (other than the PEO) of the Company and our consolidated subsidiaries as of December 31, 2021. Wages and salaries (our consistently applied compensation measure) were annualized for those employees that were not employed for the full year of 2021 (other than temporary and seasonal employees), without creating full-time equivalencies, based on reasonable assumptions and estimates relating to our employee compensation program. The median employee was determined based on the annualized list. As of December 31, 2021 the Company employed 2,415 persons, of which 429 have wages negotiated through a Collective Bargaining Agreement and 551 have wages determined by the Service Contract Act. Additionally, we employ a diverse range of employees, many of whom live and work in lower cost of living areas other than the Washington, D.C. Metropolitan area.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that we include in this 2022 Proxy Statement a non-binding advisory stockholder vote to approve our named executive officers’ compensation as described in this 2022 Proxy Statement (commonly referred to as “say-on-pay”). After taking into consideration the vote of the stockholders at the 2021 Annual Meeting regarding the frequency of the advisory vote on executive compensation, the Board concluded that the current frequency of vote should be annual, with the vote for the current year being taken pursuant to this Proposal 4, in response to the vote of stockholders.

We encourage stockholders to review the “Compensation Discussion and Analysis” and the “Executive Compensation” sections of this 2022 Proxy Statement. VSE’s consistent stockholder value creation over the long term is reinforced by and aligned with the executive compensation program. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•We provide a significant part of executive compensation in performance-based incentives, including annual cash incentive awards and performance-based equity awards. Payouts of performance-based equity awards are generally based on achievement of pre-established financial objectives and are subject to caps on total payouts;

•The earning of performance-based restricted stock unit awards is generally subject to performance over three performance years;

•We utilize multiple performance metrics in our plans and programs to discourage excessive risk-taking. Our program’s design does not encourage excessive focus on a single performance goal to the detriment of other metrics of success; and

•Substantial stock ownership requirements help ensure that our senior executives maintain a significant stake in our long-term success.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as described in this 2022 Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” including the related tabular and narrative disclosure contained in this 2022 Proxy Statement."

Because the vote is advisory, it will not be binding upon the Board or the Compensation and Human Resources Committee and neither the Board nor the Compensation and Human Resources Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Human Resources Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements. We currently hold a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at our 2023 Annual Meeting.

The approval of the advisory resolution on the Company’s compensation of executive officers requires the affirmative vote of a majority of the Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, March 10, 2022, there were 12,737,859 shares of Stock outstanding. The following table sets forth certain information regarding beneficial ownership of Stock as of March 10, 2022, for beneficial owners of more than 5% of Stock, each director, executive officer and for all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding Shares

Certain Beneficial Owners (at least 5%)
FMR LLC (1)	1,832,502	14.4%
245 Summer Street, Boston, MA 02210
BlackRock, Inc. (2)	708,256	5.5%
55 East 52nd Street, New York, NY 10055
Dimensional Fund Advisors LP (3)	667,378	5.2%
6300 Bee Cave Road, Bldg. 1, Austin TX, 78746
Non-Employee Directors
Ralph E. Eberhart	39,472	*
Edward P. Dolanski	1,600	*
Mark E. Ferguson III (4)	12,876	*
Calvin S. Koonce (5)	1,864,936	14.6%
James F. Lafond (6)	32,200	*
John E. Potter	19,300	*
Jack C. Stultz	23,900	*
Bonnie K. Wachtel (7)	133,452

Named Executive Officers and Other Directors
John A. Cuomo	73,137	*
Stephen D. Griffin	11,176	*
Farinaz S. Tehrani	1,991	*
Robert A. Moore III	5,204	*
Benjamin E. Thomas	18,195	*
Chad M. Wheeler	17,938	*

Directors and Executive Officers as a Group
(14 persons)	2,255,377	17.7%
 * Represents less than one percent.

(1)The beneficial ownership reported is based upon a Schedule 13G/A filed by FMR LLC, and Abigail P. Johnson and Fidelity Low-Priced Stock Fund on February 8, 2022. The Schedule 13G/A indicates that FMR LLC has sole dispositive power as to 1,832,502 shares and sole voting power as to 192,868 shares, Abigail P. Johnson has sole dispositive power as to 1,832,502 shares, and Fidelity Low-Priced Stock Fund has sole voting power as to 1,016,705.

(2)The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2022. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to 708,256 shares and sole voting power as to 696,524 shares.

(3)The beneficial ownership reported is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 14, 2022. The Schedule 13G/A indicates that Dimensional Fund Advisors LP has sole dispositive power as to 667,378 shares and sole voting power as to 649,745 shares.

(4)The share amount reported for Mr. Ferguson includes 2,265 shares held in a retirement account.

(5)Mr. Koonce’s mailing address is 6229 Executive Blvd., Rockville, MD 20852. The share amount reported for Mr. Koonce includes 20,000 shares held by his wife and 501,584 shares held in a family trust by Koonce, LLC.

(6)The share amount reported for Mr. Lafond includes 12,900 shares held in a family trust.

(7)The share amount reported for Ms. Wachtel includes 1,000 shares held in a retirement account.

STOCKHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2023 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal at our principal executive offices, 6348 Walker Lane, Alexandria, Virginia 22310-3226, in care of our Corporate Secretary, by no later than Thursday, November 24, 2022.

In addition, under our by-laws, stockholders may recommend persons to be nominated for election as our directors at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by our Secretary no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., Friday, February 3, 2023 in respect of the annual stockholders meeting in 2023. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of our Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate’s biographical data and qualifications.

In addition to satisfying the requirements under our by-laws, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2023 Annual Meeting, no later than March 5, 2023). If the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 Annual Meeting is first made.

OTHER MATTERS

We will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of mail, proxies may be solicited by personal interview or telephone by our directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. We will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

A copy of the Annual Report (without exhibits) will be furnished without charge on written or telephonic request to Farinaz S. Tehrani, Chief Legal Officer and Corporate Secretary, 6348 Walker Lane, Alexandria, VA 22310-3226 or call (703) 329-3209. The Form 10-K is also available at www.vsecorp.com.

By Order of the Board of Directors
Farinaz S. Tehrani, Secretary

VSE CORPORATION
6348 WALKER LANE
ALEXANDRIA, VIRGINIA 22310

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VSEC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

The Virtual Annual Meeting will be held on May 4, 2022 at 10:00 am EDT.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67310-P67661 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VSE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Cuomo
02) Edward P. Dolanski
03) Ralph E. Eberhart
04) Mark E. Ferguson III
05) Calvin S. Koonce
06) James F. Lafond
07) John E. Potter
08) Jack C. Stultz
09) Bonnie K. Wachtel

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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NOTICE & ACCESS DETAILS

The 2022 Annual Meeting of Stockholders will be held virtually on
May 4, 2022 at 10:00 am EDT.
To attend, vote and submit questions during the annual meeting, visit
www.virtualshareholdermeeting.com/VSEC2022 and enter the 16-digit number included in your proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2022 Proxy Statement and our 2021 Annual Report to Stockholders are available at www.proxyvote.com.

D67311-P67661

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VSE CORPORATION

The undersigned appoints Ralph E. Eberhart and Farinaz S. Tehrani as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of VSE Corporation held of record by the undersigned at the close of business on March 10, 2022 at the Annual Meeting of Stockholders of VSE Corporation to be held on May 4, 2022, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

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